As filed with the Securities and Exchange Commission on November __, 2006
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CyberDefender Corporation

(Name of Small Business Issuer in Its Charter)

California	7372	65-1205833
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12121 Wilshire Boulevard., Suite 350
Los Angeles, California 90025
(310) 826-1781

(Address and telephone number of principal executive offices and principal place of business)

Gary Guseinov
Chief Executive Officer
CyberDefender Corporation
12121 Wilshire Boulevard., Suite 350
Los Angeles, California 90025
(310) 826-1781

(Name, address and telephone number of Agent for Service)

Copy to:
Kevin Friedmann, Esq.
RICHARDSON & PATEL LLP
 10900 WILSHIRE BOULEVARD, SUITE 500
LOS ANGELES, CALIFORNIA 90024
(310) 208-1182

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share, to be issued upon exercise of warrants	3,013,478	$1.00	$3,013,478(1)	$322.45
Common Stock, no par value per share, to be issued upon conversion of 10% secured convertible debentures	3,013,478	$1.00	$3,013,478(2)	$322.45
Common Stock, no par value per share	50,000	$1.00	$50,000	$5.35
Total	6,076,956	$1.00	$6,076,956	$650.25
(1) Calculated in accordance with Rule 457(g) under the Securities Act on the basis of an exercise price of $1.00 per share.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November __, 2006

Prospectus

CyberDefender Corporation

6,076,956 shares of Common Stock

This prospectus covers the resale by selling shareholders named on page 38 of up to 6,076,956 shares of our common stock, no par value per share, which include:

•	50,000 shares of common stock;

•	3,013,478 shares of common stock underlying common stock purchase warrants issued pursuant to a Securities Purchase Agreement dated as of September 12, 2006; and

•	3,013,478 shares of common stock underlying the 10% secured convertible debentures issued in conjunction with the Securities Purchase Agreement

This offering is not being underwritten and our securities are not currently listed on any national securities exchange or the Nasdaq Stock Market.

These securities will be offered for sale by the selling shareholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus titled “Plan of Distribution.” We estimate that the selling shareholders will sell at a price between $X.XX to $X.XX per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any of the proceeds from the sale of these shares. However, we may receive up to $3,013,478 upon the exercise of warrants. If some or all of the funds are received, such funds will be used for general corporate purposes, including working capital requirements. We will pay all expenses incurred in connection with the offering described in this prospectus, with the exception of the brokerage expenses, fees, discounts and commissions which will all be paid by the selling shareholders. Our common stock and warrants are more fully described in the section of this prospectus titled “Description of Securities.”

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING AT PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus carefully.

The date of this prospectus is __________, 2006

Table of Contents

Prospectus Summary	1
Risk Factors	3
Special Note Regarding Forward-Looking Statements	12
Use of Proceeds	13
Determination of Offering Price	13
Market for Common Equity and Related Shareholder Matters	13
Management’s Discussion and Analysis or Plan of Operation	17
Description of Business	23
Directors, Executive Officers, Promoters and Control Persons	31
Certain Relationships and Related Transactions	36
Selling Shareholders	38
Plan of Distribution	39
Security Ownership of Certain Beneficial Owners and Management	41
Description of Securities	43
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	44
Where You Can Find More Information	47
Experts	47
Legal Matters and Interests of Named Experts	47
Financial Information

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section titled “Risk Factors” and our consolidated financial statements and the related notes. In this prospectus, we refer to CyberDefender Corporation as “CyberDefender,” “our company,” “we,” “us” and “our.”

Our Company

Networks such as the Internet can enable rapid communication of information between computers. Unfortunately, the capability of computers to communicate is often used to victimize computer systems and/or their users. A variety of known threats, such as computer viruses, spam and phishing schemes, are spread using the Internet.

We are a California corporation that provides what we believe to be a radical new approach to Internet security. In 2005 we acquired certain technology that we have used to develop software that provides threat protection for computers by quickly defining the threat and distributing information about it over a secure peer-to-peer network. Using this technology as a platform, we began in mid-2005 to evolve from a marketing-focused software publisher to a full-line security software developer.

Our software users know this technology as the Collaborative Internet Security Network, which is sometimes referred to in this prospectus as “CISN” or the “earlyNetwork™”. Each user of our software is a “node” on the network. The node is designed to sense potential threats (every threat has a “signature” which is a characteristic of the threat that is unique and, therefore, distinguishes the threat from other potentially benign files or computer programs) and automatically alerts our Automated Threat Analysis System, currently called Threat Central and soon to be renamed the Early Alert Center (EAC). At the heart of the EAC is a proprietary expert system that automatically tests and grades all potential threats (with some human help for quality assurance). The EAC relays the threat signature of every proven threat to the Alert Server.

Unlike conventional update networks, the Alert Server does not wait to send out a batch of updates to all computers that are a part of our software network, but instead sends out the update without delay. We can do this because we are not broadcasting to all computers at our expense, but instead we are posting the update to be relayed from computer to computer on a secure basis, which makes use of local user bandwidth. We have applied for patent protection for this technology with the U.S. Patent and Trademark Office.

Our corporate offices are located at 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025. Our telephone number is (310) 826-1781.

Risks Related to Our Business

Our business is subject to a number of risks, which you should be aware of before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors.”

The Offering

The shares issued and outstanding prior to this offering consist of 12,173,914 shares of common stock and do not include:

•	877,552 shares of common stock issuable upon the exercise of warrants outstanding, at an exercise price of $1.01 per share;

•	830,797 shares of common stock reserved for issuance under our 2005 Stock Option Plan;

•	1,375,000 shares of common stock reserved for issuance under our Amended and Restated 2006 Equity Incentive Plan; and

•
434,000 shares of common stock reserved for issuance upon the exercise of outstanding unit purchase options, at an exercise of $1.00 per unit, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock for $1.00 per share.

We are registering 6,076,956 shares of our common stock for sale by the selling shareholders identified in the section of this prospectus titled “Selling Shareholders.” The shares included in the table identifying the selling shareholders consist of:

•	50,000 shares of common stock;

•	3,013,478 shares of common stock underlying common stock purchase warrants issued pursuant to a Securities Purchase Agreement dated as of September 12, 2006; and

•	3,013,478 shares of common stock underlying 10% secured convertible debentures issued in conjunction with the Securities Purchase Agreement.

On or about September 12, 2006, we entered into a Securities Purchase Agreement with the selling shareholders listed below pursuant to which we sold 10% secured convertible debentures in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of our common stock at $1.00 per share. This aggregate principal amount of $3,243,378 includes the conversion of $580,878 of principal and accrued interest of our previously outstanding 8% secured notes. This amount also includes a subscription by our attorneys for $62,500 worth of 10% secured convertible debentures and warrants, which our attorneys paid for by cancelling $62,500 of indebtedness incurred by us for legal services.

In connection with the Securities Purchase Agreement, we also entered into a Registration Rights Agreement pursuant to which we are obligated to register for resale at least 130% of the shares of our common stock issuable upon the conversion of the 10% secured convertible debentures and the exercise of the common stock purchase warrants. However, the Registration Rights Agreement also prohibits us from registering shares of common stock on the registration statement of which this prospectus is a part that total more than one-half of our issued and outstanding shares of common stock, reduced by 10,000 shares.

After this offering, assuming the conversion of all outstanding 10% secured convertible debentures and the exercise of all the warrants issued concurrently with such debentures, we would have 18,660,670 shares of common stock outstanding, which does not include 830,797 shares of common stock reserved for issuance under our 2005 Stock Option Plan, 1,375,000 shares of common stock reserved for issuance under our Amended and Restated 2006 Equity Incentive Plan, 877,552 shares of common stock reserved for issuance upon exercise of warrants held by our prior lenders, or 434,000 shares of common stock reserved for issuance upon the exercise of outstanding unit purchase options.

Information regarding our common stock and the warrants is included in the section of this prospectus entitled “Description of Securities.”

Reverse Split

On October 30, 2006 our board of directors and those shareholders holding a majority of our voting power approved a 0.93173414-for-1 reverse split of our common stock. The reverse split was effective on October 31, 2006. Unless otherwise indicated, all discussions included in this prospectus relating to the outstanding shares of our common stock, including common stock to be issued upon the conversion of our 10% secured convertible debentures and upon the exercise of outstanding warrants and options, refer to post-split shares.

Risk Factors

You should carefully consider the risks described below before making an investment decision. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

Risks Related to Our Business

Our limited operating history makes evaluation of our business difficult.

We were incorporated in the State of California as Network Dynamics in August 2003 and have limited historical financial data upon which to base planned operating expenses or accurately forecast our future operating results. We have a limited operating history which makes it difficult to evaluate our performance. You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history. These risks include uncertainty whether we will be able to:

•	increase license revenues from sales of our products;

•	successfully protect our Collaborative Internet Security Network from all security attacks;

•	successfully protect personal computer or corporate networks against all Internet threats;

•	respond effectively to competitive pressures;

•	protect our intellectual property rights;

•	continue to develop and upgrade our technology; and

•	continue to renew our customers’ subscriptions to current and future products.

Should we continue to incur losses for a significant amount of time, the value of your investment could be adversely affected and you could even lose your entire investment.

We incurred a net loss of $140,909 and $2,281,419 for the fiscal years ended December 31, 2003 and 2004, respectively, and we had net income of $642,896 for the fiscal year ended December 31, 2005. We incurred a net loss of $479,954 for the six months ended June 30, 2006. As we move from being a marketing focused software publisher to a full-line security software developer, we are likely to continue to incur losses. We cannot predict when, or if, we will be profitable in the future. Even if we achieve profitability, we may not be able to sustain it.

We may need additional funding, which may not be available to us on favorable terms or at all, to support our operations and capital expenditures. The lack of funding could materially adversely affect our business.

We have no committed sources of additional capital. For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow from operations, our cash on hand and the net proceeds from the financing we undertook in September 2006. However, we may need additional funds to continue our operations, pursue business opportunities (such as expansion or the development of new products or services), react to unforeseen difficulties or respond to competitive pressures. We cannot assure you that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our expansion, successfully promote our brand names, develop new products or enhance our services, take advantage of business opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of our common stock. If we choose to raise additional funds through the issuance of equity securities, our existing equity security holders may experience significant dilution of their ownership interests, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

If we fail to market our products effectively, our sales could decline.

We market our products and related services over the Internet, primarily through space purchased from Internet-based marketers and search engines. If Internet advertising fails to perform as we anticipate, this could reduce our sales and increase our expenses, as well as weaken our competitive position.

We face intense competition, and our competitors may gain market share in the markets for our products, which could adversely affect the growth of our business and cause our revenues to decline.

We have many competitors in the markets for our products. If existing or new competitors gain market share in any of these markets, we may experience a decline in revenues, which could adversely affect our business and operating results. Our competitors include software companies that offer products that directly compete with our products or bundle their software products with Internet security software offered by another company. End-user customers may prefer to purchase Internet security software that is manufactured by the same company that provides its other software programs because of greater product breadth offered by the company, perceived advantages in price, technical support, compatibility or other issues.

Some of our competitors include WebRoot, Symantec, McAfee, Computer Associates, Alluria Software, Microsoft and Sunbelt Software. Many of our competitors have greater brand name recognition and financial, technical, sales, marketing and other resources than we do and consequently may have an ability to influence customers to purchase their products rather than ours. Our future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than our products, and could also bundle existing or new products with other more established products in order to compete with us. Our competitors could also gain market share by acquiring or forming strategic alliances with our other competitors. Finally, because new distribution methods offered by the Internet and electronic commerce have removed many of the barriers to entry historically faced by start-up companies in the software industry, we may face additional sources of competition in the future. Any of the foregoing effects could cause our revenues to decline, which would harm our financial position and results of operations.

If we are unable to develop new and enhanced products that achieve widespread market acceptance, we may be unable to recover product development costs and our earnings and revenues may decline.

Our future success depends on our ability to address the rapidly changing needs of our customers by developing, acquiring and introducing new products, product updates and services on a timely basis. We must also keep pace with technological developments and emerging industry standards. We intend to commit substantial resources to developing new software products and services, including software products and services for the spyware, adware, viruses, phishing or other malicious software code management markets. Each of these markets is new and unproven, and industry standards for these markets are evolving and changing. They also may require development of new channels. If these markets do not develop as anticipated, or if demand for our products and services in these markets does not materialize or occurs more slowly than we expect, we will have expended substantial resources and capital without realizing sufficient revenue, and our business and operating results could be adversely affected.

Our products may contain significant errors and failures, which could adversely affect our operating results.

Product errors or failures could cause delays in new product releases or product upgrades, or our products might not work in combination with other software, which could adversely affect market acceptance of our products. If our customers were dissatisfied with product functionality or performance, or if we were to experience significant delays in the release of new products or new versions of products, we could lose competitive position and revenue and our business and operating results could be adversely affected.

Our ability to effectively recruit and retain qualified officers and directors could be adversely affected if we experience difficulty in obtaining directors' and officers' liability insurance.

We may be unable to obtain or maintain insurance as a public company on terms affordable to us to cover liability for claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage our business.

Our business and growth will suffer if we are unable to hire and retain highly skilled personnel.

Our ability to execute our business strategy depends on our ability to attract, train, motivate and retain highly skilled employees. We may be unable to retain our skilled employees, or attract, assimilate and retain other highly skilled employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we are unable to hire and retain skilled personnel, our growth may be restricted, which could adversely affect our future success.

Loss of any of our key management personnel could negatively impact our business and the value of our common stock.

Our ability to execute our business strategy will depend on the skills, experience and performance of key members of our management team. We heavily depend on the services of Gary Guseinov, our Chief Executive Officer; Riggs Eckelberry, our President and Chief Operating Officer; Ivan Ivankovich, our acting Chief Financial Officer, Igor Barash, our Chief Information Officer and Secretary; and Bing Liu, our Chief Software Architect. We do not have long-term employment agreements with any of the members of our management team, except Gary Guseinov. We have entered into employment agreements with Mr. Eckelberry, Mr. Barash and Mr. Liu, but they are “at-will” and do not preclude any of them from leaving us. We have an independent contractor agreement with Mr. Ivankovich that will expire on December 31, 2006 and Mr. Eckelberry will no longer be providing services to us as our President and Chief Operating Officer after December 31, 2006. As we lose members of our key management personnel, we may be forced to expend significant time and money in the pursuit of replacements, which could result in both a delay in the implementation of our business plan and the diversion of limited working capital. We cannot assure you that we will find satisfactory replacements for these key management personnel at all, or on terms that are not unduly expensive or burdensome to our company. We do not maintain key man insurance policies on any of our key officers or employees. Although we have in the past and intend in the foreseeable future to issue stock options or other equity-based compensation, such incentives may not be sufficient to attract and retain key personnel.

New rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain quotation or listing of our common stock.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the recent and currently proposed changes in the rules and regulations which govern publicly held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on the board of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC.

Further, certain of these recent and proposed changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

Changes in government regulation and industry standards may adversely affect our business.

Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition. The United States Congress has enacted Internet legislation regarding children’s privacy, copyrights, sending of unsolicited commercial email (e.g., the Federal CAN-Spam Act of 2003), spyware (e.g., H.R. 29, the “Spy Act”), and taxation. Other laws and regulations have been adopted and may be adopted in the future, and may address issues such as user privacy, spyware, pricing, intellectual property ownership and infringement, copyright, trademark, trade secret, taxation, and quality of products and services. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium.

In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet. The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine how existing laws, including those governing intellectual property, privacy, libel and taxation apply to the Internet and Internet advertising. Our business, results of operations and financial condition could be materially and adversely affected by the adoption or modification of laws or regulations relating to the Internet, or the application of existing laws to the Internet or Internet-based advertising.

If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our revenues could be harmed.

We rely on a combination of copyright, patent, trademark and trade secret laws, confidentiality procedures, contractual provisions and other measures to protect our proprietary information. All of these measures afford only limited protection. These measures may be invalidated, circumvented or challenged, and others may develop technologies or processes that are similar or superior to our technology. We may not have the proprietary information controls and procedures in place that we need to protect our proprietary information adequately. We license some of our products under shrink-wrap license agreements that are not signed by licensees and therefore may be unenforceable under the laws of some jurisdictions. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy our products or obtain or use information that we regard as proprietary, which could harm our revenues.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products.

As the number of products in the software industry increases and the functionality of these products further overlap, we believe that we may become increasingly subject to infringement claims, including patent, copyright and trademark infringement claims. In addition, former employers of our former, current or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could:

•	be time consuming to defend;

•	result in costly litigation;

•	divert management’s attention from our core business;

•	require us to stop selling, delay shipping or redesign our product; and

•	require us to pay monetary amounts as damages, for royalty or licensing arrangements.

In addition, we license and use software from third parties in our business. These third party software licenses may not continue to be available to us on acceptable terms. Also, these third parties may from time to time receive claims that they have infringed the intellectual property rights of others, including patent and copyright infringement claims, which may affect our ability to continue licensing this software. Our inability to use any of this third party software could result in shipment delays or other disruptions in our business, which could materially and adversely affect our operating results.

The holders of our 10% secured convertible debentures have a security interest in all of our assets. If we were to fail to pay the debentures as required, , or any other event of default set forth in the debentures were to occur, these investors could foreclose on their security interest.

In September 2006 we placed $3,243,378 worth of our 10% secured convertible debentures. The payment of these debentures is secured with all of our assets. If we were to default in our repayment obligation, or any other event of default set forth in the debentures were to occur, the investors who purchased the debentures could foreclose the security interest, take our assets and sell or otherwise dispose of them. If that were to happen, we may not be able to continue our business and your securities would become worthless.

Risks Related With Ownership of Our Securities

In certain instances the holders of our 10% secured convertible debentures have anti-dilution rights.

Holders of our 10% secured convertible debentures may convert the debenture amount to common stock at $1.00 per share. If, during the time that these debentures are outstanding, we sell or grant any option to purchase or sell or grant any right to reprice our securities or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of our common stock at a price per share that is lower than the conversion price of the debentures (which, for purposes of this discussion will be designated as the “Base Conversion Price”) or that is higher than the Base Conversion Price but lower than the daily volume weighted average price of the common stock, then the conversion price of the debentures will be reduced.

In the first instance, the conversion price will be reduced to the Base Conversion Price. In the second instance, the conversion price will be multiplied by a fraction the denominator of which will be the number of shares of common stock outstanding on the date of the issuance plus the number of additional shares of common stock offered for purchase and the numerator of which will be the number of shares of common stock outstanding on the date of such issuance plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the daily volume weighted average price.

For example, if we sold common stock to an investor at $0.50 per share while the debentures remain outstanding, then the holder of a debenture for $100,000 could convert it into 200,000 shares of common stock rather than into 100,000 shares. Alternatively, if the daily volume weighted average price of the common stock were $2.00, but we sold 100,000 shares of common stock at $1.50 per share, then the conversion price would be reduced from $1.00 to $0.998 (assuming 12,173,914 shares of common stock outstanding on the date of sale). The investors holding our 10% secured convertible debentures also have anti-dilution rights in the event that we undertake a rights offering or make a pro rata distribution of, among other things, our assets to the holders of our common stock

A reduction in the conversion price resulting from any of the foregoing would allow holders of these debentures to receive more shares of common stock than they would otherwise be entitled to receive. In that case, your investment would be diluted to a greater extent than it would be if no adjustment to the conversion price were required.

We cannot assure you that an active public trading market for our common stock will develop or be sustained. Even if a market develops, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We intend to seek and obtain quotation of our common stock for trading on the OTC Bulletin Board, of which there can be no assurance. Even upon gaining such quotation, the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non existent. This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and may be reluctant to follow a relatively unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot assure you that an active public trading market for our common stock will develop or be sustained.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock, reducing the liquidity of an investment in the common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.

The market price for our common stock could be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float and limited operating history which could lead to wide fluctuations in our share price.

The market for our common stock, if it develops, may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price will be attributable to a number of factors. First, as noted above, our common stock may be sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•           quarterly variations in our revenues and operating expenses;

•           announcements of technological innovations or new products or services by us;

•           significant sales of our common stock by the selling stock holders;

•           the operating and stock price performance of other companies that investors may deem comparable to us; and

•           news reports relating to trends in our markets or general economic conditions.

The stock market in general and the market prices for Internet-related companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

Shareholders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

Our executive officers, directors and insider shareholders own or control approximately 48% of our outstanding common stock on a fully diluted basis, which may limit the ability of our shareholders, whether acting alone or together, to propose or direct our management or overall direction. Additionally, this concentration of ownership could discourage or prevent our potential takeover that might otherwise result in our shareholders receiving a premium over the market price for our common stock.

Approximately 48% of the outstanding shares of our common stock on a fully diluted basis is owned and controlled by a group of insiders, including current directors and executive officers and their friends and family. Such concentrated control may adversely affect the price of our common stock. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions that require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. In addition, certain provisions of California law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Accordingly, the existing principal shareholders together with our directors and executive officers will have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire shares of common stock, you may have no effective voice in our management.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by California state law. We cannot assure you that at such time, if ever, as a dividend on the common stock is declared, that we will lawfully be able to pay the dividends when due or at any time thereafter. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Limitations on director and officer liability and our indemnification of officers and directors may discourage shareholders from bringing suit against a director.

Our certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing California law, that a director or officer shall not be personally liable to us or our shareholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on our behalf against a director. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by California law.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price, if at all.

Future sales of substantial amounts of our common stock in the public market, if such a market develops, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.

There are limitations in connection with the availability of quotes and order information on the OTC Bulletin Board.

Trades and quotations on the OTC Bulletin Board involve a manual process, and the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmation may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

There are delays in order communication on the OTC Bulletin Board.

Electronic processing of orders is not available for securities traded on the OTC Bulletin Board and high order volume and communication risks may prevent or delay the execution of one’s OTC Bulletin Board trading orders. This lack of automated order processing may affect the timeliness of order execution reporting and the availability of firm quotes for shares of our common stock. Heavy market volume may lead to a delay in the processing of OTC Bulletin Board security orders for shares of our common stock due to the manual nature of the market. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

There is limited liquidity on the OTC Bulletin Board.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted by the OTC Bulletin Board at the time of the order entry.

There is a limitation in connection with the editing and canceling of orders on the OTC Bulletin Board.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and one may not be able to cancel or edit one's order. Consequently, one may not able to sell shares of our common stock at the optimum trading prices.

Increased dealer compensation could adversely affect the stock price.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our common stock on the OTC Bulletin Board if the stock must be sold immediately. Further, purchasers of shares of our common stock may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for shares of our common stock on the OTC Bulletin Board. Due to the foregoing, demand for shares of our common stock on the OTC Bulletin Board may be decreased or eliminated.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, a shareholder (or shareholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed 1% of the then outstanding shares of common stock. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a company’s shareholders that are non-affiliates that have satisfied a two-year holding period. Any substantial sale, or cumulative sales, of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities.

We expect volatility in the price of our common stock, which may subject us to securities litigation.

If established, the market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Special Note Regarding Forward-Looking Statements

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our lack of capital and whether or not we will be able to raise capital when we need it;

•	our ability to market and sell our products; and

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933, as amended, provides any protection for statements made in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the shares by the selling shareholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling shareholders, as described below in the sections titled “Selling Shareholders” and “Plan of Distribution.” However, we may receive up to $3,013,478 upon exercise of warrants, the underlying shares of which are included hereunder. If received, such funds will be used for general corporate purposes, including working capital requirements. With the exception of any brokerage fees and commission which are the obligation of the selling shareholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $130,650.25, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

Determination of Offering Price

There has been no public market for our common stock prior to this offering and there will be no public market until our common stock is approved for quotation on the OTC Bulletin Board. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation.

We cannot assure you that an active or orderly trading market will develop for our common stock or that our common stock will trade in the public markets subsequent to this offering at or above the offering price.

Market for Common Equity and Related Shareholder Matters

At this time, our common shares are not traded on any public markets. We currently have 12,173,914 shares of common stock issued and outstanding. We have 29 shareholders of record of our common stock.

We also have outstanding common stock purchase warrants to purchase 877,552 shares of common stock and $3,243,378 of 10% secured convertible debentures that are convertible into an additional 3,243,378 shares of common stock together with warrants to purchase an additional 3,243,378 shares of common stock.

After this offering, upon the conversion of all outstanding 10% secured convertible debentures and assuming exercise of all the warrants, we will have 18,660,670 shares of common stock outstanding, which does not include 830,797 shares of common stock reserved for issuance under our 2005 Stock Option Plan and 1,375,000 shares of common stock reserved for issuance under our Amended and Restated 2006 Equity Incentive Plan. Of this amount, 8,298,490 shares could be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (assuming compliance with the requirements of Rule 144), an additional 1,811,932 would be available for sale pursuant to Rule 144 on November 8, 2006 and 6,126,950 shares could be sold pursuant to the registration statement of which this prospectus is a part.

In accordance with our 2005 Stock Option Plan we have also issued an option to an employee to purchase a total of 326,107 shares of our common stock. The option will expire 10 years from the date of grant. The exercise price for each share of common stock purchased pursuant to the 2005 Stock Option Plan options is $0.0107.

In accordance with the Amended and Restated 2006 Equity Incentive Plan the Board of Directors has approved the issuance of options to employees to purchase a total of 972,944 shares of our common stock. The options will expire 10 years from the date of grant. The exercise price for each share of common stock purchased pursuant to the Amended and Restated 2006 Equity Incentive Plan is between $0.85 and $1.00.

Dividends

During the year ended December 31, 2005, our Board of Directors authorized the payment of a dividend of $0.05 per share. The total amount of the dividend was $31,400. The dividend was paid to all of our stockholders, with the exception of stockholders who were also officers and directors. However, we anticipate that any future earnings will be retained for the development of our business and do not anticipate paying any dividends on our common stock in the foreseeable future.

Employee Benefit Plans

2005 Stock Option Plan

Our board of directors and shareholders approved our 2005 Employee Stock Option Plan (the “2005 Plan”) on December 31, 2004. The 2005 Plan provides for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options, restricted stock, stock appreciation rights and performance shares to our employees, directors and consultants.

We have reserved a total of 830,797 shares of our common stock for issuance pursuant to the 2005 Plan.

Our board of directors, or a committee of our board, administers the 2005 Plan. The board or its committee, who are referred to as the administrator in this prospectus, has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered in exchange for awards with a lower exercise price.

The administrator determines the exercise price of options granted under the 2005 Plan. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock or the outstanding stock of any parent or subsidiary of ours, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options; however, no option will have a term in excess of 10 years from the date of grant.

After termination of an employee, director or consultant, he or she may generally exercise his or her option for 90 days following termination of such employment.

The 2005 Plan does not allow for the transfer of options and only the recipient of an option may exercise an option during his or her lifetime. However, the recipient of an option may designate one or more beneficiaries of his or her outstanding options, which will automatically transfer to such beneficiaries upon the participant’s death. With respect to nonstatutory stock options, a participant may assign his or her options to immediate family members or trusts for estate planning purposes during his or her lifetime.

Stock appreciation rights may be granted under the 2005 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

The 2005 Plan provides that in the event of our change in control, outstanding options will automatically accelerate and become exercisable, unless the successor corporation or its parent assumes or substitutes a cash incentive program for each outstanding option, or the administrator placed restrictions on acceleration at the time of the grant. With respect to stock appreciation rights, our repurchase rights will automatically terminate and all the shares will fully vest upon a change of control, unless the repurchase rights are assigned to the successor corporation or its parent or the administrator place restrictions on acceleration of vesting at the time of the issuance.

The 2005 Plan will automatically terminate on January 1, 2015, unless it terminates sooner because all shares available under the plan have been issued or all outstanding options terminate in connection with a change of control. In addition, our board of directors has the authority to amend the 2005 Plan provided this action does not impair the rights of any participant.

Amended and Restated 2006 Equity Incentive Plan

Our board of directors and those shareholders holding a majority of our outstanding voting power adopted and approved the Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) on October 30, 2006. The 2006 Plan reserves 1,375,000 shares of our common stock for issuance in accordance with its terms.

Unless the 2006 Plan is earlier terminated in accordance with its provisions, no stock incentives will be granted under the 2006 Plan after the earlier of ten years from the effective date, or the date on which all of the shares reserved for the 2006 Plan have been issued or are no longer available for use under the 2006 Plan.

The 2006 Plan will be administered by a committee of two or more members of the board of directors. The committee will have full power to:

•	select eligible participants to receive awards under the 2006 Plan;

•	determine the sizes and types of stock incentives to award under the 2006 Plan;

•	determine the terms and conditions of such awards;

•	interpret the 2006 Plan and any agreement or instrument entered into under the 2006 Plan;

•	establish, amend, or waive rules or regulations for the administration of the 2006 Plan;

•	amend the terms and conditions of any outstanding stock incentives as allowed under the 2006 Plan; and

•	make all other determinations, or take such other actions, as may be necessary or advisable for the administration of the 2006 Plan.

The board of directors and the committee may grant the following stock incentives under the 2006 Plan (each individually, a “Stock Incentive”):

•
stock options to purchase shares of common stock, including options intended to qualify under Section 422 of the Internal Revenue Code (“incentive stock options”) and options not intended to qualify under Section 422 of the Internal Revenue Code (“non-qualified stock options”);

•	stock awards; and

•	stock bonus awards.

Each of the above Stock Incentives will be evidenced by a stock incentive agreement executed by us and the eligible recipient, in such form and with such terms and conditions as the committee may, pursuant to the provisions of the 2006 Plan, determine in their discretion from time to time.

Awards of Stock Incentives under the 2006 Plan may be made to our employees and those of our subsidiaries, non-employee directors, and consultants or advisors that provide services (other than the offering, sale or marketing of our securities) to us or our subsidiaries (collectively, the “Participants”). Only employees are eligible to receive a grant of incentive stock options.

With respect to each grant of an incentive stock option to a Participant who is not a shareholder holding more than 10% of our total voting stock (“ten-percent shareholder”), the exercise price will not be less than the fair market value of the shares, which is equal to the closing sales price of the common stock on the grant date (“Fair Market Value”). With respect to each grant of an incentive stock option to a recipient who is a ten-percent shareholder, the exercise price will not be less than 110% of the Fair Market Value of the shares.

Stock options may not be exercised after the tenth anniversary of the grant date, except that any incentive stock option granted to a ten-percent shareholder may not be exercised after the fifth anniversary of the grant date.

A stock option issued under the 2006 Plan may not be transferable or assignable, except by the laws of descent and distribution, and may be exercisable only by the Participant. However, a non-qualified stock option may be transferred by the Participant as a bona fide gift to his or her spouse, lineal descendant or ascendant, siblings, and children by adoption.

Payment for shares purchased pursuant to exercise of a stock option may be made in cash or, with the consent of the Committee, by delivery to us of a number of shares that have been owned and completely paid for by the Participant for at least six months prior to the date of exercise, or a combination thereof. In addition, if permitted by the Committee, the stock option may be exercised through a brokerage transaction as permitted under the provisions of Regulation T, applicable to cashless exercises promulgated by the Board of Governors of the Federal Reserve System, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. Except as otherwise provided in the 2006 Plan, payment must be made at the time that the stock option, or any part thereof, is exercised, and no shares shall be issued or delivered to the Participant upon exercise of the option until full payment has been made by the Participant.

A stock bonus is an award of shares under the 2006 Plan for extraordinary service to us or to any subsidiary. The Committee will determine the number of shares to be awarded and any conditions, criteria, or performance requirements applicable to the stock bonus.

A stock award is an offer by us to sell to an eligible person shares that may or may not be subject to restrictions. The Committee may determine the terms, conditions, restrictions, and other provisions of each stock award. Stock awards issued under the 2006 Plan may have restrictions that lapse based upon the service of a Participant, or based upon the attainment of performance goals established pursuant to the business criteria listed in the 2006 Plan, or based upon any other criteria that the Committee may determine appropriate. The purchase price of shares sold pursuant to a stock award will be determined by us on the date the stock award is granted but may not be less than the Fair Market Value of our common stock on the date of grant, provided however, in the case of a sale to a holder of 10% or more of our common stock, the purchase price shall not be less than 110% of the Fair Market Value.

The Board of Directors or the Committee may suspend, terminate, or amend the 2006 Plan from time to time except that certain amendments as specified in the Plan may not be made without the approval of our shareholders, including an amendment to increase the number of shares reserved and issuable under the 2006 Plan, to extend the term of the 2006 Plan, or to decrease the minimum exercise price of any Stock Incentive. The Board of Directors or the Committee may also modify, amend or cancel any Stock Incentive granted under the Plan, provided, however, that without the consent of the Participant affected, no such modification, amendment or cancellation may diminish the rights of such Participant under the Stock Incentive previously granted under the 2006 Plan.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, rights and warrants (a)	Weighted average exercise price of outstanding options, rights and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,299,051		906,746
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total:	1,299,051		906,746

Management’s Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a provider of secure content management software based in Los Angeles, California. We develop and license security software and related services. Our mission is to bring to market advanced solutions to combat and prevent online information theft, unwanted advertisements, spam, Internet viruses, spyware and related computer threats.

We have developed a Collaborative Internet Security Network (CISN) (also known as the earlyNetwork™) which is based on certain technology principles commonly found in a peer-to-peer network infrastructure. A peer-to-peer network does not have the notion of clients or servers, but only equal peer nodes that simultaneously function as both “clients” and “servers” to the other nodes on the network. This means that when a threat is detected from a computer that is part of the CISN, the threat is relayed to our Early Alert Center. The Early Alert Center tests, grades and ranks the threat, automatically generates definition and signature files based on the threat, and relays this information to the Alert Server, in some cases after a human verification step. The Alert Server will relay the information it receives from the Early Alert Center to other machines in the CISN, and each machine that receives the information will, in turn, relay it to other machines that are part of the CISN. This protocol allows us to rapidly distribute alerts and updates regarding potentially damaging viruses, e-mails and other threats to members of the CISN, without regard for the cost of the bandwidth involved. Because cost is not a factor updates can be continuous; making our approach significantly faster than the client/server protocols used by traditional Internet security companies that provide manual broadcast-updated threat management systems. Computer users join the CISN simply by downloading and installing our software.

Our revenues are currently derived from subscriptions to our software. We currently sell one product, our CyberDefender Anti-Spyware 2006 (CDAS), at a price of $39.99, which includes the initial download and one year of updates. The license to use the software is renewed annually, also at $39.99, with incentives for early renewals. We have historically acquired new users with an online direct purchase offer. The offer, to scan a computer for spyware and then pay for removal of the spyware found, is broadcast in emails, banners and search ads.

We are currently beta testing our Early Detection Center Internet Security Suite. Our plan is to offer the product free to subscribers who agree to accept it with advertising, and to offer subscribers who do not want advertising the ability to pay for their subscriptions. The price of this product has not yet been determined. Comparable products sell for between $39 and $59 for the first year’s subscription.

Starting in mid-2005, we began to invest in our proprietary technology. The expense of turning a previously marketing-focused publisher into a full-line security developer exceeded our revenues. During this period, our new user marketing was restricted to experimental activities. Therefore, as and when we needed cash, we sold our securities. To date, we have received $324,505 in cash or in the value of services performed for us by third parties and $4,275,000 from sales of convertible debt securities.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue recognition. We recognize revenue in accordance with SOP No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.” These statements provide guidance for recognizing revenues related to sales by software vendors.

We sell our software over the Internet. Customers order the product and simultaneously provide their credit card information to us. Upon receipt of authorization from the credit card issuer, we license the customer to download our software. As part of the sales price we provide, from time to time, product support and content updates, modifications and upgrades to the software. Term licenses allow customers to use our products and receive product support coverage and content updates for a specified period, generally twelve months. We invoice for product support, content updates, modifications and upgrades at the beginning of the term. Customers are permitted to return a product once it is downloaded within 30 days from the date of purchase. During the six months ended June 30, 2006 and June 30, 2005, we did not accrue any sum for product returns or chargebacks.

Software Development Costs. We account for software development costs in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Computer Software to Be Sold, Leased, or Otherwise Marketed”. Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. We have had very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development.

Stock Based Compensation. We adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, we accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

Results of Operations

Six months ended June 30, 2006 as compared to the six months ended June 30, 2005

Revenue

Total revenue, which includes revenue from net sales, interest income and rental income, was $2,340,220 for the six months ended June 30, 2006 as compared to total revenue of $3,981,691 for the six months ended June 30, 2005, a decrease of $1,641,471 or approximately 41%. This decrease in total revenue was due primarily to a decrease in the sales of our product as we invested our resources to the redirection of our business into a full-line security software developer to support our new technology.

Operating Expenses

Total operating expenses increased by $392,947, or approximately 14%, during the six months ended June 30, 2006, to $3,103,942 as compared to $2,710,995 in total operating expenses for the six months ended June 30, 2005. Operating expenses include credit card processing costs, research and development, selling, general and administrative expense and depreciation.

Advertising

Advertising expenses are comprised primarily of costs associated with the acquisition of customers, primarily through on-line advertising.

Advertising expenses decreased by $398,433, from $894,171 during the six months ended June 30, 2005 to $495,738 during the six months ended June 30, 2006. This decrease was due to a redirection of our resources from advertising toward developing our new, full-line security software. During the six month periods ended June 30, 2006 and 2005, four vendors accounted for 62% and 79% of our advertising expense, respectively.

Selling, General and Administrative

Selling, general and administrative expenses are comprised of credit card processing costs, research and development costs, executive management, rent, professional fees and interest expense.

During the six months ended June 30, 2006, the increase in selling, general and administrative expenditures of approximately $784,615, from $1,776,353 during the six months ended June 30, 2005 to $2,560,968 during the six months ended June 30, 2006 is primarily attributable to the additional costs associated with credit card processing costs, software development costs, interest expense and the expansion of our executive management team to include a chief operating officer, chief technology officer, chief marketing officer and a vice president of sales.

Credit Card Processing

During the six months ended June 30, 2006, direct costs consisting of credit card processing costs increased as compared to the six months ended June 30, 2005 due to a change in providers. Our current provider is also able to offer us a number of ancillary services, such as fulfillment, which is ultimately more cost effective than buying these services from various providers. Credit card costs during the six months ended June 30, 2006 represented approximately 10% of revenue, approximating $222,268.

Research and Development

During the six months ended June 30, 2006, research and development costs increased by $584,166, from $177,815 for the six months ended June 30, 2005 as compared to $761,981 for the six months ended June 30, 2006. This increase related to product sales research and development as new products are planned for release. In order to complete our planned product launches, we are increasing research and development personnel, augmenting the Early Alert Center Lab, and incurring additional third party developer tools and software costs.

Interest expense

Interest expense increased by $53,667, from $2,704 in the six months ended June 30, 2005 to $56,371 in the six months ended June 30, 2006. The increase in interest expense was due to the issuance of $800,000 in convertible promissory notes during the last six months of the 2005 fiscal year as well as to the issuance of $375,000 in convertible promissory notes during the first six months of the 2006 fiscal year.

Fiscal Year Ended December 31, 2005 as compared to the fiscal year ended December 31, 2004

Revenue

Total revenue, which includes revenues from net sales, interest income and rental income, was $7,095,457 for the fiscal year ended December 31, 2005 as compared to total revenue of $3,539,716 for the fiscal year ended December 31, 2004. This significant increase in total revenues was due primarily to an increase in the sales of our product.

Operating Expenses

Total operating expenses decreased by $1,226,570, or approximately 17%, during the fiscal year ended December 31, 2005, to $5,963,752 as compared to $7,190,322 in total operating expenses for the fiscal year ended December 31, 2004. Operating expenses include credit card processing costs, research and development, selling, general and administrative expense and depreciation.

Advertising

We reduced advertising costs significantly, from $5,271,592 for the fiscal year ended December 31, 2004 to $1,413,716 for the fiscal year ended December 31, 2005. Advertising costs are comprised primarily of media and channel fees, including online advertising and related functional resources. Media and channel fees fluctuate by channel and are higher for the direct online consumer market than for the OEM, reseller and SMB markets. Media and channel fees decreased $3,857,876 during the period ended December 31, 2005 as compared to the period ended December 31, 2004 due primarily to a decrease in online advertising as we began using our resources to changing our business from a marketing-focused software publisher into a full-line security software developer.

Selling, General and Administrative

Selling, general and administrative expenses are comprised of credit card processing costs, research and development costs, executive management, rent, professional fees and interest expense. Selling, general and administrative expenses increased by $2,551,564, or approximately 133%, during the fiscal year ended December 31, 2005, to $4,465,540 as compared to $1,913,976 for the fiscal year ended December 31, 2004. This increase was due primarily to an increase in executive personnel. During the 2005 fiscal year, we added a chief operating officer, chief technology officer, chief marketing officer and a vice president of sales.

Depreciation expense increased by $79,742 or approximately 1,677%, from $4,754 for the period ended December 31, 2004 to $84,496 for the period ended December 31, 2005. The increase in depreciation expense is related primarily to the increase in fixed assets, primarily software, purchased during the year.

Research and Development

Research and development costs were comprised of programming, infrastructure development, quality assurance, and information technology expenses incurred to maintain our software products. Research and development expenses increased $328,988 during the year ended December 31, 2005, to $391,463 for the fiscal year ended December 31, 2005 as compared to $62,475 for the fiscal year ended December 31, 2004. The increase in research and development costs was due primarily to the addition of a chief software architect supported by two programmers and the use of freelance resources, as needed.

Interest expense.

Interest expense increased by $16,849, from $245 in the fiscal year ended December 31, 2004 to $17,094 in the fiscal year ended December 31, 2005. The increase in interest expense was due to the issuance of $800,000 in convertible promissory notes in November 2005 and assets acquired under capital leases.

Liquidity and Capital Resources

At June 30, 2006, we had cash and cash equivalents totaling $249,792. In the six months ended June 30, 2006, we generated negative cash flows of $2,180. Uses of cash during the six months ended June 30, 2006 included $460,032 of net cash used in operations, purchases of property and equipment of $11,012 and $21,895 for payment on notes payable and capital lease obligations.

Operating Activities

Net cash provided by operating activities during the six months ended June 30, 2006 was primarily the result of our net loss of $479,954. Net loss for the six months ended June 30, 2006 was adjusted for non-cash items such as depreciation and amortization of $47,236, changes in deferred income taxes of $284,166 and changes in various assets and liabilities such as accrued taxes and other liabilities, accounts receivable, deferred revenue and prepaid expenses, prepaid taxes and other assets.

Historically, our primary source of operating cash flow is the collection of license fee revenues from our customers and the timing of payments to our vendors and service providers. In 2006 and 2005, we did not make any significant changes to our payment terms for our customers, which are generally credit card based.

The decrease in cash related to accounts payable, accrued taxes and other liabilities was $523,347. Our operating cash flows, including changes in accounts payable and accrued liabilities, are impacted by the timing of payments to our vendors for accounts payable. We typically pay our vendors and service providers in accordance with invoice terms and conditions. The timing of cash payments in future periods will be impacted by the nature of accounts payable arrangements. In the six months ended June 30, 2006 and 2005, we did not make any significant changes to our payment timing to our vendors.

Our working capital deficit, defined as current assets minus current liabilities, was ($2.6) million and ($2.2) million at June 30, 2006 and December 31, 2005, respectively. The increase in working capital deficit of approximately $400,000 from December 31, 2005 to June 30, 2006 was primarily attributable to an increase of $284,166 in our deferred tax asset offset by an increase in our convertible notes payable of $475,000.

We expect to meet our obligations through the end of this fiscal year as they become due through available cash and operating revenues. However, we cannot predict whether evolution from a marketing-focused software publisher to a full-line security software developer will be successful or what the effect on our business might be from the competitive environment in which we operate. We will likely need additional financing during the next fiscal year to continue our operations if our costs and expenses stay at current levels. To the extent it becomes necessary to raise additional cash in the future, we will seek to raise it through the sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations.

Investing Activities

Net cash provided by (used in) investing activities during the six months ended June 30, 2006 and June 30, 2005 resulted primarily from property and equipment purchases and net returns totaling approximately $3,914 and ($562) respectively. We anticipate that we will continue to purchase property and equipment necessary in the normal course of our business. The amount and timing of these purchases and the related cash outflows in future periods is difficult to predict and is dependent on a number of factors, including but not limited to our hiring of employees and the rate of change in computer hardware and software used in our business.

Financing Activities

Cash provided by financing activities during the six months ended June 30, 2006 and 2005 was primarily the result of issuances of convertible notes totaling $475,000 and $50,000, respectively. Cash used in financing activities was primarily used for the repayment of debt and the payment of dividends.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements. As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Legal Proceedings

On June 16, 2006, we were named as a defendant in a civil complaint filed with the United States District Court, Central District of California, Western Division, Case No. CV06-3815PA (AJWX). The action is entitled, “Wellbourne Limited, a Seychelles corporation vs. 2Checkout.com Inc., a Delaware corporation; and CyberDefender Corporation, a California corporation.” The complaint was for breach of contract, unjust enrichment, accounting, and constructive trust based upon an allegation that we failed to pay for certain Internet advertising services allegedly provided by Wellbourne Limited to us. On July 21, 2006, the plaintiff filed a first amended complaint also naming our Chief Executive Officer as a defendant. The first amended complaint seeks monetary damages of $102,000 plus attorneys’ fees and costs. While we recorded a liability in the amount of $102,000 when the services were rendered to us, we dispute the allegations made in the compliant and we intend to vigorously defend this action.

Description of Business

We were incorporated as Network Dynamics in California on August 29, 2003, and changed our name to CyberDefender Corporation on October 21, 2005. We are a provider of secure content management (commonly referred to as “SCM”) software. Our mission is to bring to market advanced solutions to combat and prevent online information theft, unwanted advertisements, spam, Internet viruses, spyware and related security threats.

Our products and services address security threats to personal computers through our Collaborative Internet Security Network, which we refer to as CISN or earlyNetwork™”, and which we believe provides a unique approach to updating personal computer security. We have developed our Collaborative Internet Security Network based on certain technology principles commonly found in a peer-to-peer network infrastructure. A peer-to-peer network does not have the notion of clients or servers, but only equal peer nodes that simultaneously function as both “clients” and “servers” to the other nodes on the network. Therefore, as system demands increase, so does the system’s capacity. Our CISN is designed to reduce the lag time between the identification of a new security threat by our Early Alert Center and notification to the personal computers that are part of the CISN. The peer-to-peer network infrastructure allows us to provide a fluid, distributed system for alerts and updates, and to incorporate a universal threat definition system. This approach is different and, we believe, significantly faster than traditional Internet security companies that provide manual, broadcast-updated threat management systems. (See Figure 1 below.)

Figure 1

Collaborative Security Network Architecture	Traditional Client Server Architecture

Our CISN is an adaptive network of machines that defends automatically against a wide spectrum of software attacks and provides users with proprietary automated processes that rapidly identify and quarantine both known and emerging threats. Our customers obtain access to the CISN by downloading and installing our products. As additional users are added to well-managed peer networks, the networks work better. The same is true of our collaborative security network. With more clients, threats are picked up faster and updates occur faster as well, because users of our software find peers more easily than they could an update server. Users of our software who cannot connect with other users will always be able to fall back on the Alert Server.

The nature of current SCMs, which assume a single point of threat capture, a cumbersome threat analysis system and an intermittent update system, creates a “coverage gap” which can delay alerts on important new infectious attacks for 12 hours or more. However, our proprietary technology quickly distributes threat updates to all computers that are part of the CISN. Other SCMs send updates in a scheduled batch. For example our Early Alert Center, our system for generating threat reports, first reported the Sasser.E virus at 11:52 p.m. on May 7, 2004. This was one to two days before other SCM software vendors announced their discoveries of the same virus. We believe we are the first to provide threat updates in this manner.

Using the CISN infrastructure instead of relying on expensive bandwidth for mass updates means that our updates are relayed securely throughout the CISN using each local user’s bandwidth. There is no need to wait for a scheduled update - updates are simply sent to the entire network in approximately one hour as opposed to 12 hours for a conventional network. The network responds quickly to new threats because it enlists all the machines in the CISN to act as listening posts for new threats. Our solution works well with existing security software and can operate as an additional layer of security on a desktop.

Industry Background

Secure Content Management (SCM) Market

The SCM market includes content security solutions designed to secure, monitor, filter and block threats from messaging and Internet traffic. The worldwide SCM market was estimated to be $5.5 billion in 2005, representing a 23.3% growth rate over 2004. In comparison, the SCM market was $4.5 billion in 2004 and achieved 27.6% growth over 2003. The SCM market is forecast to increase to $10.5 billion in 2009, representing a five-year compound annual growth rate of 18.7%. In 2004 the top three worldwide SCM software vendors, Symantec, McAfee and Trend Micro, comprised 58.3% of the market while the remaining market share was extremely fragmented with no vendor exceeding over 2.5% of the SCM market (source: IDC, September 2005).

SCM protects against inbound threats such as spam, fraudulent emails, viruses, worms, trojans, spyware and offensive material. SCM solutions are also designed to protect against outbound threats such as confidential data, customer records, intellectual property and offensive content leaving an organization.

Three specific product areas comprise SCM:

Antivirus software identifies and/or eliminates harmful software and macros by scanning hard drives, email attachments, disks, Web pages and other types of electronic traffic, e.g., instant messaging and short message service (SMS), for any known or potential viruses, malicious code, trojans or spyware.

Web filtering software is used to screen and exclude from access or availability Web pages that are deemed objectionable or not business related. Web filtering is used by entities to enforce corporate Internet use policies as well as by schools, universities and home computer owners for parental controls.

Messaging security software is used to monitor, filter and/or block messages from different messaging applications, e.g., email, IM, SMS and P2P, containing spam, confidential information and objectionable content. Messaging security is also used by certain industries to enforce compliance with privacy regulations.

SCM Growth Drivers

Viruses and worms continue to be the most serious threat facing corporations and consumers today, but spyware has rapidly climbed the priority list of security threats and now ranks as the second most serious threat facing companies and consumers today. The primary factors driving the strong growth in the SCM market include:

•	Poor browser security as most browsers today are full of security holes that are exploited by hackers and criminals.

•	Growing use of the Internet and e-mail as a business tool and preferred communication channel.

•	Increased use of mobile devices to access key data.

•	Opening networks to a flood of external traffic.

•	Continued rapid increases in spam as the majority of spam sent today originates from zombie machines remotely controlled by spammers.

•	Explosive growth in spyware causing theft of confidential information, loss of employee productivity, consumption of large amounts of bandwidth, damage to desktops and a spike in help desk calls.

•	Lack of industry standards in the computer software industry to define spyware, adware, viruses, phishing or other malicious code.

•	Flaws in operating systems that contribute to the wide range of current Internet security threats, particularly if users do not update their computers with patches.

•	Need to protect corporate and home systems from viruses, worms, spyware and malicious code.

•	Federal regulations in healthcare and financial services markets around the issue of piracy.

Current Product Limitations

Many SCM software vendors have attempted to solve Internet security problems with a variety of software applications. Although many products exist today to address such security issues, these solutions face many limitations, including the following:

No Real-Time Security - Most antivirus and antispyware software applications do not protect personal computers against real-time threats. If new viruses or spyware exist on the Internet but do not reside in risk definition databases, most personal computers exposed to the threat will be infected. Typical virus protection software requires frequent downloads and updates to work properly. If a user does not download a patch timely, the user’s system may no longer be safe. By the time a new virus is announced, it may already be too late to take action, and an infection may have occurred. Also, new patches may take hours to install, decreasing work productivity.

Inability to Catch all Viruses and Malicious Content - Current threat analysis systems are not capable of detecting all malicious codes. Some large providers currently detect only 60% of all threats. With current security networks, software alone cannot detect unknown attacks requiring human involvement. Not only are threats not detected, but threats that are detected are resolved untimely due to intermittent update systems delaying user alerts.

Costly Updating - Most antispyware and antivirus software providers use a client-server network infrastructure to distribute new spyware and virus definitions. Such solutions are expensive to maintain because they rely on intensive data centers and networks to deliver updates. Also, vendors cannot afford to send threat updates continuously and therefore are slow to distribute them.

Every consumer or business using any networked device needs to have some form of Internet security. We plan to provide consumers and business users with a platform of products and services designed to protect against all types of security attacks.

Our Technology

Conventional Internet security companies use a cumbersome manual process to identify new threats, analyze threats in labs, and distribute threat updates to their user base. These security companies have to broadcast updates to each personal computer user individually in the network. Serious drawbacks to conventional broadcast updates exist, including the following:

•	The expense related to this process; the network cannot be updated in real-time, and instead is updated in batches spaced days apart.

•	Because broadcasting servers are a single point of distribution, they are vulnerable to “flooding” attacks that prevent clients from getting the needed updates.

•	A threat may block a client computer’s access to the broadcast server, disabling its ability to download an update for the threat.

We have addressed these shortcomings by developing the CISN to detect, analyze and quarantine new security threats. The CISN is not a conventional peer-to-peer network because the Alert Server is a required checkpoint for all client activities, thus assuring the integrity of the network. The CISN is a controlled publishing network that leverages the power of distributed bandwidth. Each client has a controlled role in relaying the threat updates to as many as 20 clients, thus allowing continuous release of threat updates.

Unusual behavior is detected by a personal computer equipped with our CyberDefender Internet security software. The potential threat may be anything from spam to a virus. The program puts the potential threat on standby, and reports it to our Early Alert Center’s Alert Server™. The Alert Server compares the threat to existing threat definitions. If the Alert Server does not recognize the threat, the threat is sent to our AppHunter™ for analysis.

AppHunter is an automated system that manages the threat analysis process. First, AppHunter tests the undefined threat on an isolated computer that is automatically wiped clean after each test. Based on the behavior of the test computer, AppHunter ranks the threat on a scale from one to ten. Rankings of five and above are classified as infectious (viruses). Additionally, AppHunter carries out a confidential set of proprietary verifications to ensure that the threat itself is not an attempt to deceive or hack the network.

As there is a wide set of possible attacks that do not qualify as viruses, our AppHunter is supplemented by a team of human technicians who classify threats that rank below 5 in severity. Threat definitions are added as quickly as possible to our definition database, which is then updated to our users via our CISN. We continually make changes to our technology to make sure that we address as many security concerns as possible.

We believe that our CISN may be the only network today that distributes information securely between the individual personal computer users who have installed our software, which we have sometimes referred to as “peers” in this discussion.

Using our peer-to-peer technology, our CyberDefender Alert Server notifies users of our software who, in turn, notify up to 20 other users in an ever-widening circle. This distributed notification process frees up the Alert Server to deal with incoming alerts from clients that have encountered unexpected behavior, and makes the network truly responsive and “tuned” to its users. Because the cost of updating using the CISN is very small, Alert Server can send out updates as fast as threats are confirmed, resulting in better security coverage. In general, from the time the first client has picked up the new threat to the updating of the network, about an hour passes. We believe that this process occurs roughly ten times faster than the updating of any other competitive system.

Products

We currently have one product, a single-function anti-spyware product. We plan to replace this product by the end of 2006 with a full-function Internet Security Suite.

CyberDefender AntiSpyware 2006

The term “spyware” refers to a broad category of malicious software designed to intercept or take partial control of a computer’s operation without the informed consent of that machine’s owner. The term refers broadly to software that subverts the computer’s operation for the benefit of a third party. Spyware watches what users do with their computers and then sends that information to a third party. Spyware programs can attempt to track what types of websites a user visits and send this information to an advertisement agency or, if it’s more malicious, it can try to record what a user types to try to intercept passwords or credit card numbers.

Persons who purchase and install our antispyware become a part of the CISN. As suspicious files are located, they are reported to our Early Detection Center which provides immediate updates to the CISN computers. Our antispyware product works with other major antispyware products, and can be added as an additional layer of protection. The product retails for $39.99, which includes updating for a period of one year. The license to use the software is renewed annually, also at $39.99, with incentives for early renewals.

CyberDefender Early Detection Center (and CyberDefenderFREE)

Our Early Detection Center - a complete Internet security suite - includes protection against viruses, spyware, phishing and spam, along with helpful security utilities. This product is in public beta testing and is expected to launch by the end of 2006. CyberDefender Early Detection Center currently performs all of the following functions for users:

•	automatically analyzes running executable files and assigns threat levels;

•	automatically analyzes e-mail attachment files from Outlook and assigns threat levels;

•	automatically blocks high-threat files and associated files;

•	provides an online advisory with detailed information on infected files;

•	undertakes a security audit that generates a daily report of security analysis and results;

•	the event viewer records application running-history and other critical activities;

•	automatically blocks infected e-mails;

•	blocks against known spyware, virus, spam-based and phishing attacks;

•	incorporates a Safe Search Toolbar that helps users search through a major search provider such as Google (generating “AdWords” revenue) and helps prevent users from accessing scam sites;

•	supports Windows 98, 2000, NT, ME, XP;

•	updates itself as needed when a user goes online.

All or some of the features of this application will likely change from time to time to address new threats or business opportunities.

This product is being Beta tested at this time, so we are providing it without charge. Once the Beta testing is completed and the product is ready to market, our plan is to provide two versions. One version will include advertising and will be provided to customers without charge. The other version, which will not have advertising, will be available for purchase. The Beta testers will receive the version without advertising for 6 months without charge.

CyberDefender Security Toolbar

We believe that our security toolbar is one of the first anti-phishing and anti-hijacking toolbar in the market. As with our other two products, persons who download our security toolbar become a part of the CISN. The toolbar may be downloaded free from our website. With the launch of the Early Detection Center, a simplified version of the Toolbar, called the SafeSearch Toolbar, will be provided with all copies of Early Detection Center/CybeDefender Free. Our full toolbar will continue to be available on a private label or OEM basis.

We have a number of products in various stages of development, including a security suite to protect wireless devices such as cell phones and portable data assistants from security threats, a suite of security software products and services designed for small to medium sized businesses and for medium to large enterprises and an Internet alarm, which will alert users about new Internet threats. We also have planned a service to provide security updates generated by the CISN to subscribers to the service which we believe could include government entities, Internet service provides, software companies and security companies.

Technical Support

We have support staff that is available to help with software installations or other problems or questions via our website. Users of our software log onto our website and register their support issue. We maintain support facilities at our Los Angeles office. For billing concerns we maintain a live customer support group in Canada through a third party service provider.

Broad Spectrum Threat Definition

Today, separate specialized programs handle many threats. Such a “silo” approach to threats is not only cumbersome and expensive, but it assumes that attackers will conform to these categories. In fact, many of the most dangerous attacks today are hybrid attacks, which combine two or more types of threats.

A next-generation system should be able to handle all of these threats using a “universal severity scale”. Our technology features such a scale. This severity scale covers all types of threats, including spam, spyware, phishing, hijacking, hacking and viruses. With the implementations of the full product line, we believe that we are able to identify, categorize and validate all threats and respond even to threats that are unknown today. We believe that our broad-spectrum threat definition system is unique in the market today.

Growth Strategy

We plan to increase revenue by creating a large network of users of our free product who will generate advertising revenue, referral income from sponsoring partners, and revenue from upgrades to a product for which payment will be required. We also plan to create private label solutions on a fee and/or revenue sharing basis and to market private labeled products and services into the free and paid user base. Our plan to capture continued growth in the consumer market will be based on a three-part initiative to acquire large numbers of users of our free, ad-supported product. We intend to do this by establishing relationships with web-sites that have access to significant user bases and to pay them a fee for customers we obtain through them. We are also planning to roll out national and international public relations efforts which we expect to help us achieve more users.

Revenue Model

We currently earn revenues from direct sales. We sell our consumer software for $29.00 to $39.99 for one year of service. This price includes technical support, software updates and definition updates. After one year of service, consumers have the option to renew the service.

It is our goal to attract advertising revenues also. Our plan is to undertake a large scale distribution of a free version of our products. We will generate revenue by showing users of our software small banners inside the CyberDefender user interface, showing text links to third party products and/or getting paid by search engine companies whenever our users use our SafeSearch Toolbar. We are currently testing this new platform and have generated marginal advertising revenue from it.

Users will be notified when a subscription is due to expire and what the cost will be to continue the subscription.

We will also offer to our software users, both paying and non-paying, other subscription services such as Identity Theft Protection and Consumer Credit Management. These are currently available from a major provider of such services and we are enrolled as an affiliate of this provider. We plan to license these services from the provider in the future.

We are also considering upgrading the current users of CyberDefender Anti-Spyware to a full version of CyberDefender Early Detection Center. We may do this at the price a subscriber is currently paying or at a higher price. However, upgrading may result in the loss of subscribers who do not wish to upgrade and will not renew their licenses. Furthermore, in order to upgrade we will need to cancel the subscriber’s current licensing agreement for CyberDefender Anti-Spyware and issue a new licensing agreement for CyberDefender Early Detection Center. This may also deter subscribers from upgrading. There is no guarantee that we can upgrade subscribers without losing subscriptions.

Retail Sales

At this time our software is sold only through the Internet. We plan to sell our software though online retailers or brick and mortar retailers around the world.

Customers

Our primary customers are consumers who use home computers that use the Windows operating system. Our customers reside primarily in the United States. The number of our customers fluctuates due to the fact that, while we gain new customers on a daily basis, existing customers can cancel or may not renew their subscriptions.

Marketing and Sales

We sell products to individuals around the world mostly through the use of Internet marketing and our e-commerce site. We plan to make our products available to customers through channels that include retailers, distributors, direct marketers, Internet-based resellers, original equipment manufacturers (OEMs), and Internet service providers. Current and future marketing opportunities include online advertising, search engine optimization, advertising in trade and technical publications, public relations, targeted customer marketing, direct e-mailings to existing end-users, co-marketing with distributors and resellers, marketing through the use of a CyberDefender web browser security toolbar and participation in trade and computer shows and user group conferences.

Competition

Internet security markets are competitive and subject to continuous technological innovation. Our competitiveness depends on our ability to offer products that meet customers’ needs on a timely basis. The principal competitive factors of our products are time to market, quality, price, reputation, terms of sales, customer support and breadth of product line.

Some of our competitors include WebRoot, Symantec, McAfee, Computer Associates, Alluria Software, Microsoft and Sunbelt Software In addition, we may face potential competition from operating system providers, network equipment and computer hardware manufacturers. These competitors may provide various security solutions in their current and future products and may limit our ability to penetrate these markets. These competitors have significant advantages due to their ability to influence and control computing platforms and security layers in which our products operate. At this time, we do not represent a competitive presence in the SCM industry.

Intellectual Property

Our software is proprietary and we make every attempt to protect software technology by relying on a combination of copyright, patent, trade secret and trademark laws, restrictions on disclosure, and other methods. We filed with the US Patent and Trademark Office for provisional patent protection on September 22, 2004 and for final patents on September 22, 2005. While there can be no assurances, we and our counsel believe that ultimately we will be awarded a patent on “Threat Protection Network” - Application No. US2006/0075504; and “System for Distributing Information Using a Secure Peer to Peer Network” - Application No. US2006/0075083.

We have a trademark in registration process for our company name and a product logo consisting of the @ symbol with a star, for a downloadable software tool, namely, computer software for blocking and filtering unwanted email or spam for use in connection with websites and email programs, filed with the US Patent and Trademark Office on September 15, 2003, registration no. 2,966,384.

We may also license some intellectual property from third parties for use in our products as well as potentially license our technology to third parties. We face a number of risks relating to intellectual property, including unauthorized use and copying of our software solutions. Litigation may be necessary to enforce our intellectual property or to protect trade secrets or trademarks rights.

Employees

We currently employ 21 full time employees and 6 independent contractors. Our employees are segmented by the following functions: executive management, research and development, information technology, marketing and sales, customer service and call center, and finance and administration.

Description of Property

Our corporate office is located at 12121 Wilshire Boulevard, Suite 350, Los Angeles, California. We currently lease this office space at a monthly rent of $10,619.18. In addition to the base rent, we also pay our share of operating expenses, tax expenses and utilities, which is based on the square footage of the premises we lease. Each year these expenses are compared to the expenses of the base year (2005). If, at the end of any calendar year, these expenses exceed the expenses incurred during the base year, we are required to pay our share of the expenses which amounts to 1.5%. The lease term began on September 1, 2004 and will extend for a period of three years.

In March 2004 we also entered into a sublease for suite 305 at the same address. The sublease expires on November 30, 2006. We do not intend to renew the sublease. Our rent under the sublease is $4,824.60 per month. We subleased the space to a third party for $3,703 per month through October 31, 2006.

We expect that the premises in which our corporate office is located will be adequate for our needs for the next 12 months.

Government Regulation and Probability of Affecting Business

The development of our products is generally not subject to government regulation. However, because we intend to market our products in countries other than the United States, importation and exportation regulations may impact our activities. A breach of these laws or regulations may result in the imposition of penalties or fines or in the suspension or revocation of licenses to do business. We are not currently involved in any such judicial or administrative proceedings and believe that we are in compliance with all applicable regulations.

It is impossible to predict with certainty the effect that additional importation and exportation requirements and other regulations may have on future earnings and operations. We are presently unaware of any future regulations that may have a material effect on our business or prospects, but cannot rule out the possibility.

Directors, Executive Officers, Promoters and Control Persons

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position Held
Gary Guseinov	37	Chief Executive Officer, and Chairman of the Board of Directors
Ivan Ivankovich	40	Chief Financial Officer
Riggs Eckelberry	54	President, Chief Operating Officer
Igor Barash	36	Chief Information Officer, Secretary, Director
Bing Liu	45	Chief Software Architect and Director

There are no family relationships between any two or more of our directors or executive officers. Our executive officers are appointed by our board of directors and serve at the board’s discretion. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years,

•
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Business Experience

Gary Guseinov is one of our co-founders and has served as our Chief Executive Officer and as a Director since our inception in August of 2003. Mr. Guseinov has over 12 years of start-up business experience in the e-commerce sector in addition to direct marketing expertise. In 1994, Mr. Guseinov rapidly grew Digital Media Concepts, a web development firm, by establishing business relationships with AT&T and Pacific Bell. While at Digital Media Concepts, Mr. Guseinov built a client base of over 475 clients in less than two years. In 1998, Digital Media Concepts merged with Synergy Ventures Inc., a direct marketing firm focusing on online marketing and customer acquisition. By 1999, Mr. Guseinov developed the first Automated Media Planning System (SynergyMPS), allowing media buyers and media sellers to communicate on a single platform and issue insertion orders. While building SynergyMPS, Mr. Guseinov developed business relationships with over 2,500 media companies in the U.S., U.K., and Japan. In 2002, Mr. Guseinov developed one of the largest enterprise email transmission systems capable of handling over 1 billion email messages per month. While at Synergy, Mr. Guseinov was responsible for acquiring such clients as Lucent Technologies, Wells Fargo Bank, Citibank, Chase, New Century Financial, JD Powers and Associates, Sears, GoToMyPC and many other Fortune 1000 clients. Under Mr. Guseinov’s management, DirectSynergy was able to generate over $2 billion in revenues for its clients. Mr. Guseinov earned his B.A. from the California State University at Northridge, School of Social and Behavioral Sciences.

Igor Barash is one of our co-founders and has served as our Chief Information Officer and as a Director since our inception in August of 2003. Mr. Barash has over 10 years of senior level management experience with tier one Internet service providers. In 1997, Mr. Barash became the first employee of Hostpro, a Los Angeles based ISP. With his extensive knowledge of the Internet based systems, servers, administration and development, Hostpro grew to become one of the largest hosting service providers in the world. After Hostpro’s purchase by Micron PC, Mr. Barash took a key roll in Micron’s Internet services business, including developing value added features on enterprise level service models, restructuring its data center, and participating as Micron’s representative to Microsoft. Later, Mr. Barash became the technical due diligence leader during Micron’s procurement of other ISPs, and Mr. Barash delivered assessments of all companies in contention to be purchased and incorporated under the Micron umbrella. In 1999, Mr. Barash was given the task of restructuring and incorporating WorldWide Hosting in Boca Raton, an acquisition he led. Since January 2000, Mr. Barash has been operating his own consulting firm, supplying high level IT solutions and management services. Mr. Barash earned his B.S. from the California State University at Northridge, School of Computer Science.

Ivan Ivankovich joined CyberDefender in September 2006 as its Consulting Chief Financial Officer. Prior to joining CyberDefender, in March 2005, Mr. Ivankovich co-founded and was Managing Director of VisionPoint Capital, a boutique investment bank, where he provided services primarily related to corporate finance and mergers and acquisitions. Prior to founding VisionPoint Capital, in August 2003, Mr. Ivankovich joined YellowPages.com, an on-line directory of national and local merchants, as its Chief Financial Officer. Aside from providing financial and operational guidance, Mr. Ivankovich directed the company’s capital raising efforts. Mr. Ivankovich led and negotiated the merger of YellowPages.com into a group led by SBC and Bell South. From September 2001 until August 2003, Mr. Ivankovich served as Vice President, Portfolio Operations for Platinum Equity, a global acquisition firm where he managed and operated certain of its portfolio companies. From October 1998 to August 2001, Mr. Ivankovich served as Vice President of Finance for two venture-backed companies, Trivida Corporation and HealthAllies, Inc. Mr. Ivankovich started his career with Ernst & Young in their audit practice in Los Angeles. Mr. Ivankovich is a Certified Public Accountant and a member of the California Society of CPAs. He earned his B.A. in Business Economics with an emphasis in accounting from the University of California, Santa Barbara.

Riggs Eckelberry joined us in November 2005, after providing services to us as a consultant. Mr. Eckelberry launched his consulting firm, TechTransform, in early 2001. TechTransform is an intervention firm specializing in launching and turning around high technology companies. While with TechTransform, Mr. Eckelberry provided employee services as a General Manager to Panda Software USA, assisting with the development of a U.S. market which resulted in the company’s revenues approximately doubling in a period of eight months. Through TechTransform, Mr. Eckelberry also provided his services as a marketing executive to YellowPages.com. With his assistance the company’s revenues increased substantially, resulting in its sale to SBC/Bell South.

Bing Liu has served as our Chief Software Architect since January 2005 and as a director since October 2006. Mr. Liu has worked in the software technology field for over 22 years. Mr. Liu started his technology career in the U.S. in 1989. In 1991, Mr. Liu founded Unionway International Corporation and developed the most popular Asian language software called AsianSuite. AsianSuite is used by Wal-Mart, the U.S. Army, the Library of Congress and millions of consumers worldwide. Mr. Liu also worked as Senior Software Architect for CyberMedia Corporation. While at CyberMedia, Mr. Liu developed ActiveHelp technology, which was later integrated into FirstAID and GuardDog - popular software marketed to Windows users. In 1997, Mr. Liu was instrumental in selling CyberMedia to McAfee for over $200 million. In 2001, Mr. Liu founded Cyber-Defender, an innovative Internet security company focusing on antivirus technology. Cyber-Defender’s technology is based on a sophisticated secure adaptive peer network that is believed to be far superior than any other competitive product on the market. In January 2005, we acquired the software application Cyber-Defender. Mr. Liu holds five different software patents in the U.S. Mr. Liu also holds a Masters and Bachelors Degree in Computer Science from Tsinghua University, Beijing China.

All directors serve until the next annual meeting of common shareholders and until their successor is elected and qualified by our common shareholders, or until the earlier of their death, retirement, resignation or removal.

Executive Compensation

Summary of Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal years ended December 31, 2005, 2004 and 2003. The following table summarizes all compensation for fiscal years 2005, 2004 and 2003 received by our Chief Executive Officer or President, and all officers who earned more than $100,000 in fiscal year 2005.

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs(1)	LTIP Payout ($)	All Other Compen-sation ($)
Gary Guseinov, Chief Executive Officer and President	2005	$422,439	$416,592	---	---	---	---	---
	2004	$250,000	$269,481	---	---	---	---	---
	2003	---	---	---	---	---	---	---

Igor Barash, Chief Information Officer	2005	$166,187	$24,799	---	---	---	---	---
	2004	$161,127	$42,011	---	---	---	---	---
	2003	---	---	---	---	---	---	---

Bing Liu, Chief Software Architect	2005	$100,000				326,107(1)
	2004
	2003

Riggs Eckelberry	2005	$43,332(2)	$45,000(3)	---	---	---	---	---
	2004	---	---	---	---	---	---	---
	2003	---	---	---	---	---	---	---

(1) Of this amount, the right to purchase 186,347 shares of common stock has vested.
(2) Mr. Eckelberry was hired in November 2005. The amount shown in the column titled “Salary” is pro-rated for the last two months of the 2005 fiscal year. Mr. Eckelberry’s annual salary is $260,000.
(3) This payment was made to REMG, Inc., an entity controlled by Mr. Eckelberry.

The following table sets forth certain information concerning the granting of stock options during the last completed fiscal year to our executive officers and our directors. No options were exercised by our executive officers or directors during the last fiscal year.

Option/SAR Grants for Last Fiscal Year-Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date

Bing Liu	326,107(1)	100%	$0.0107share	January 3, 2015

(1) Of this amount, the right to purchase 186,347 shares of common stock has vested.

Compensation of Directors

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings. In October 2006 we issued to Mr. Bing Liu a total of 832,511 shares of common stock. The common stock was issued to him, in part, for his agreement to accept 186,347 shares of our common stock as full payment of a promissory note owed by us to Unionway Int’l LLC, an entity controlled by Mr. Liu. We issued the remaining 646,164 shares of common stock to Mr. Liu in consideration for his continued contribution to the development of our products and technology.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

The following discussions provide only a brief description of the documents described below. The discussions are qualified in their entirety by the full text of the agreements.

We entered into an employment agreement with Mr. Gary Guseinov as of August 31, 2006. The term of the agreement is three years, however if the agreement is not terminated during that period, then it will be renewed for a period of one year until terminated pursuant to its terms. Mr. Guseinov receives compensation of $225,000 per year and is reimbursed for business related expenses. Under the employment agreement, we are required to match Mr. Guseinov’s monthly contribution to our 401(k) plan up to the sum of $2,500 per month and we have agreed to provide a term life insurance policy with coverage in the face amount of $1,000,000, so long as the premium for any such policy does not exceed the sum of $3,000 per year. We also agreed to obtain officers and directors liability insurance with coverage of not less than $1,000,000, but we have not yet done this. Mr. Guseinov receives three weeks of paid vacation per year. We are entitled to terminate Mr. Guseinov’s employment upon a change of control, upon Mr. Guseinov’s disability or for cause. Constructive termination is defined as a change in Mr. Guseinov’s position, authority, duties, responsibilities or status, an adverse change in his title, any reduction in his salary with which he does not agree (unless such reduction is concurrent with and part of a company-wide reduction for all employees), any breach by us of a material obligation to Mr. Guseinov under this agreement, any requirement that Mr. Guseinov relocate to an office that is outside of Los Angeles County, California or outside of a 30 mile radius from his home, any termination of this agreement (other than as permitted by the agreement) and the failure of Mr. Guseinov to be elected to the Board of Directors. Mr. Guseinov may terminate his employment upon 30 days written notice to us or in the event that he is constructively terminated. If Mr. Guseinov’s employment is terminated for any reason other than voluntarily by him or for cause, he is entitled to receive upon termination all accrued but unpaid salary, earned and pro rata bonus compensation, vested stock and stock options and post termination benefits. Post termination benefits are defined as Mr. Guseinov’s right to receive his monthly base salary in effect at termination for a period of one year following termination and to continue to receive coverage under our health and dental insurance program (if any) for a period of six months following his termination. By signing the agreement, Mr. Guseinov assigned and agreed to assign in the future, to us or to our nominees, all intellectual property defined in the agreement as “Relevant Intellectual Property”.

On September 1, 2003 we entered into an employment agreement with Igor Barash, our Chief Information Officer. Mr. Barash is an “at-will” employee and we can terminate his employment at any time. As compensation for the services he renders to us, Mr. Barash is paid the sum of $135,000 per year. We reimburse Mr. Barash for reasonable business expenses. Currently, Mr. Barash is entitled to one week’s paid personal time and three sick days for each 12 months of employment. After three years of continuous employment, Mr. Barash is entitled to 14 days of paid personal time.

On January 3, 2005 we entered into an employment agreement with Bing Liu, our Chief Software Architect. Mr. Liu is an “at-will” employee and we can terminate his employment at any time. As compensation for the services he renders to us, Mr. Liu is paid the sum of $202,000 per year. He is also entitled to receive a bonus, calculated as two percent of the net revenue we earn from any invention created by him during the course of his employment. “Net revenue” is defined as gross receipts less direct marketing and shipping costs less returns and discounts. Inventions created by Mr. Liu is defined as any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by Mr. Liu alone or with others that result from any work performed by him for us or in which our equipment, supplies, facilities or trade secret information is used. This provision survives the termination of Mr. Liu’s employment. We reimburse Mr. Liu for reasonable business expenses. Mr. Liu has agreed that following termination of his employment, he will not take any action to induce or influence any person who provides services to us to terminate his or her employment nor will he attempt to employ any such person within six months of the date that person’s employment with us terminated. Mr. Liu agrees to keep secret our confidential information during his employment and for a period of one year following the termination of his employment.

Also on January 3, 2005 we entered into an Incentive Stock Option Agreement with Mr. Liu. Pursuant to this agreement, Mr. Liu is granted the right to purchase 326,107 shares of our common stock at an exercise price of $0.0107 per share. The right to purchase 186,347 of the shares vests at the rate of 1/24 shares per month for each month of Mr. Liu’s employment. Mr. Liu will be entitled to the right to purchase an additional 46,587 shares of common stock if we enter into a binding agreement to issue or sell shares of our common stock to one or more third parties or to sell all or materially all of our assets in a transaction which is valued at between $201 million and $249,999,999.99, and he is entitled to the right to purchase an additional 93,173 shares of common stock if we enter into such an agreement having a value of $250 million. In its discretion, the Board of Directors may agree to accelerate the vesting of any portion of the option that is unvested if Mr. Liu’s employment is terminated without cause within 24 months of the start of his employment or if he has good reason to terminate his employment. Furthermore, if Mr. Liu’s employment is terminated either without cause or for good reason within one year after a change in control, then that part of the option that is unvested on the termination date will immediately vest. If Mr. Liu’s employment is terminated for any reason, we have the right, for a period of 90 days, to purchase all or any portion of the unvested shares at the fair market value of the shares at the time of termination. Mr. Liu also agreed that in connection with an underwritten public offering of our common stock, upon our request or that of the underwriter, he would not sell, offer for sale or otherwise dispose of any shares he acquires upon exercise of the option for a period of at least 180 days after the execution of the underwriting agreement, or such longer period of time as the Board of Directors may reasonably determine, so long as all of our directors and executive officers agree to be similarly bound. This obligation will remain effective for all underwritten public offerings with respect to which we have filed a registration statement on or before two years after the closing of our initial public offering.

On November 1, 2005 we entered into an employment agreement with Mr. Riggs Eckelberry for which we paid REMG, Inc., a corporation controlled by him, a compensatory fee of $45,000. The agreement is “at-will”. Mr. Eckelberry receives compensation of $260,000 per year and is reimbursed for business related expenses in accordance with our policies. He is entitled to participate in any benefits which we may, from time-to-time, make available to other executives. Mr. Eckelberry receives three weeks of paid vacation per year during the first year of his employment, and four weeks per year thereafter. We are entitled to terminate Mr. Eckelberry’s employment upon a change of control, upon his death or disability, for cause or for any reason other than for cause. Mr. Eckelberry may terminate his employment upon 30 days written notice to us or in the event of a constructive termination. A constructive termination is defined as a change in Mr. Eckelberry’s position, authority, duties, responsibilities or status, an adverse change in his title, any reduction in his salary with which he does not agree, any breach by us of a material obligation to Mr. Eckelberry under the employment agreement, any requirement that Mr. Eckelberry relocate to an office that is outside of a 30 mile radius from his home, any termination of the employment agreement (other than as permitted by the agreement) and the failure of Mr. Eckelberry to be elected to the Board of Directors. If Mr. Eckelberry’s employment is terminated voluntarily by him or for cause, he is entitled to receive accrued and unpaid salary, earned and pro rata bonus compensation, vested stock options and any benefits required by law. In the event of a constructive termination, Mr. Eckelberry is entitled to receive accrued but unpaid salary, earned and pro rata bonus compensation, accelerated vesting of all unvested restricted stock or stock options (so long as he as completed one year of service) and post-termination benefits. Post-termination benefits are defined as Mr. Eckelberry’s receipt of his monthly salary for a period of three months, the continuation of coverage under any existing health or dental insurance program for a period of three months and earned and pro rata bonus compensation. If Mr. Eckelberry’s employment is terminated due to his retirement, death or disability, then he will receive any accrued but unpaid salary, earned and pro rata bonus compensation, vested stock and stock options and post-termination benefits. By signing the employment agreement, Mr. Eckelberry assigned and agreed to assign in the future, to us or to our nominees, all intellectual property defined in the agreement as “Relevant Intellectual Property”, with the exception of intellectual property that qualifies under the provisions of California Labor Code section 2870. Mr. Eckelberry is also entitled to receive bonus compensation. The bonus compensation can be earned on a quarterly and on an annual basis. A list of objectives to be met is mutually agreed to by Mr. Eckelberry and Mr. Guseinov at the beginning of each new quarter. Within 10 business days of the end of each calendar quarter, we submit to Mr. Eckelberry a written report of our gross revenues for the preceding calendar quarter. Within five business days of receiving the report, Mr. Eckelberry is to submit to us a written report assessing the extent to which the quarterly goals were accomplished and proposed goals for the new quarter. If we approve Mr. Eckelberry’s report, we pay him that percentage of the full quarterly bonus ($60,000) that was accomplished during the quarter. At the end of each year, we evaluate a similar list of yearly objectives and pay the appropriate percentage of the full annual bonus ($100,000 in 2006 and $200,000 in 2007). On November 1, 2006, we granted to Mr. Eckelberry an option to purchase 200,000 shares of our common stock with an exercise price of $0.85 per share. Mr. Eckelberry will no longer be providing services to us as our President and Chief Operating Officer after December 31, 2006.

Certain Relationships and Related Transactions

Described below are certain transactions or series of transactions since inception between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $60,000 other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

On March 26, 2004 we entered into a sublease for suite 305 located at 12121 Wilshire Boulevard, Los Angeles, California. The monthly rent is $4,824.60 and the least term ends on November 30, 2006. Mr. Gary Guseinov, our Chief Executive Officer, a director and a major shareholder, guaranteed the sublease. Mr. Guseinov received no consideration for the sublease guarantee.

On August 11, 2004, we entered into a lease for suite 350 located at 12121 Wilshire Boulevard, Los Angeles, California. The monthly rent is $10,619.18 and the least term ends on August 31, 2007. Mr. Guseinov also guaranteed this lease. Mr. Guseinov received no consideration for the lease guarantee.

In 2005 and 2006 we made a series of advances to Mr. Guseinov and Mr. Barash for personal expenses. The current balances of these advances totals $24,755.77 and $800.36, respectively. These advances do not bear interest and have no scheduled repayment date.

On May 1, 2005, we entered into a lease agreement for a condominium located in Las Vegas, Nevada with International Equity Partners, a Nevada limited liability company. Mr. Guseinov is the manager of International Equity Partners. The monthly base rent for this space is $3,750. The term of the lease is from May 1, 2005 until May 31, 2008, however, the lease was terminated by the mutual agreement of the parties in February 2006.

In January 2005, we entered into an asset purchase agreement with Unionway Int’l, LLC whereby we purchased certain of its assets, including the software application Cyber-Defender™ and associated rights, for $200,000. We paid $8,333 at closing and issued a promissory note in connection with the purchase to Unionway Int’l, LLC for $191,667. The terms of the note require monthly payments due on the first of each month in the amount of $8,333. Interest accrues at the rate of 7% per annum and is payable in a lump sum on September 1, 2007, provided that such interest will be waived if all payments are received by Unionway Int’l by the third day of each month. In addition we retained the principal of Unionway Int’l, LLC, Mr. Bing Liu, as an employee and we issued to him an incentive stock option for the purchase of 326,107 shares of our common stock. The exercise price is $0.0107 per share. The right to purchase 186,347 shares vests in equal increments over a period of 24 months; the right to purchase 46,587 shares of common stock will vest if we enter into a binding agreement to sell our business for at least $201 million; and the right to purchase 93,173 shares of common stock will vest if we enter into a binding agreement to sell our business for at least $250 million. At June 30, 2006 the balance outstanding on the promissory note was $83,335. Unionway Int’l, LLC has agreed to accept payment of the remaining balance on the note and any accrued but unpaid interest in exchange for 186,347 shares of our common stock. We have agreed to issue 186,347 shares of common stock to Mr. Liu for this payment.

Unionway Int'l, LLC continues to provide software development services to us. We pay $6,500 per month for these services. During the six months ended June 30, 2006, we paid $39,000 for software development services to Unionway Int'l, LLC.

On November 1, 2005 we entered into an employment agreement with Mr. Riggs Eckelberry for which we paid REMG, Inc., a corporation controlled by him, a compensatory fee of $45,000.

On October 30, 2006 we entered into Indemnification Agreements with Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu and Mr. Barash. A complete description of these agreements is included in the section of this prospectus titled, “Disclosure of Commission Position of Indemnification for Securities Act Liabilities”.

On September 12, 2006 Mr. Guseinov agreed to transfer an aggregate of 186,347 shares of common stock back to us for cancellation.  In turn, we agreed to issue an aggregate of 186,347 shares of common stock to our bridge investors on a pro rata basis.  The shares were issued to the bridge investors in consideration for their agreement to enter into the Note Conversion and Warrant Lock-Up Agreement.

In October 2006 Mr. Guseinov and Mr. Igor Barash, our Chief Information Officer and a director, agreed to transfer an aggregate of 646,164 shares of common stock back to us for cancellation.  In turn, we agreed to issue an aggregate of 646,164 shares of common stock to Mr. Bing Liu, our Chief Software Architect.  The shares were issued in consideration of Mr.Liu’s continued contribution to the development of our products and technology.

Selling Shareholders

The following table sets forth the names of the selling shareholders who may sell their shares under this prospectus from time to time. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities, except for the law firm Richardson & Patel LLP, which serves as our legal counsel, and ARC Investment Partners, LLC, which has served as our financial advisor.

The following table also provides certain information with respect to the selling shareholders’ ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling shareholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus.

Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling shareholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholder.

The shares described in the following table consist of shares of common stock underlying our 10% secured convertible debentures and common stock purchase warrants that were issued in a private placement the first closing of which was held on September 12, 2006 and which was consummated on October 3, 2006. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. None of the selling shareholders are or were affiliated with registered broker-dealers. See our discussion entitled “Plan of Distribution” for further information regarding the selling shareholders’ method of distribution of these shares.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)

Robert D. Odell(2)	100,000(2)	92,912	7,088	*
Richardson and Patel LLP(3)	125,000(3)	116,140	8,860	*
Michael R. DeBaecke(4)	200,000(4)	185,823	14,177	*
Bushido Capital Master Fund, LP(5)	1,280,878(5)	1,190,086	90,792	*
Pierce Diversified Strategy Master Fund LLC, Series BUS(6)	1,280,878(6)	1,190,086	90,792	*
Garrett S. Goggin(4)	200,000(4)	185,823	14,177	*
Robert Goggin(7)	400,000(7)	371,647	28,353	*
Camofi Master LDC(8)	2,000,000(8)	1,858,235	141,765	*
William J. Santora(4)	200,000(4)	185,823	14,177	*
Ricardo A. Salas(4)	200,000(4)	185,823	14,177	*
Brian E. Boyle(4)	200,000(4)	185,823	14,177	*
CCM, Inc.(9)	100,000(9)	92,912	7,088	*
Walter W. Buckley III(4)	200,000(4)	185,823	14,177	*
ARC Investment Partners LLC	1,065,970(10)	50,000	1,015,970	4.78%
TOTAL	7,552,726	6,076,956	1,475,770	6.994%

*Less than 1% based on a total of 21,271,273 shares of common stock which includes 12,173,914 shares of common stock issued and outstanding, 3,243,378 shares of common stock underlying 10% secured convertible debentures outstanding; 3,243,378 shares of common stock underlying warrants to purchase common stock issued in connection with the sale of our 10% secured convertible debentures, 877,552 shares of common stock underlying warrants issued in conjunction with our bridge financing, 972,944 shares of common stock underlying options granted from the 2006 Equity Incentive Plan, 326,107 shares of common stock underlying options granted from the 2005 Stock Option Plan, and 434,000 shares of common stock underlying warrants to purchase common stock issued to a placement agent and a financial advisor.
(1) Assumes that all shares will be resold by the selling shareholders after this offering.
(2) Includes up to 50,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture and up to 50,000 shares of common stock issuable upon the exercise of a common stock purchase warrant.
(3) Includes up to 62,500 shares of common stock issuable upon conversion of a 10% secured convertible debenture and up to 62,500 shares of common stock issuable upon the exercise of a common stock purchase warrant. Richardson & Patel LLP received these securities in exchange for legal services having a value of $62,500. Richardson & Patel LLP is our legal counsel and has rendered an opinion to us regarding the validity of the shares being offered. The name of the person who has voting or investment control over the securities owned by Richardson & Patel LLP is Erick Richardson.
(4) Includes up to 100,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture and up to 100,000 shares of common stock issuable upon the exercise of a common stock purchase warrant.
(5) Includes up to 640,439 shares of common stock issuable upon conversion of a 10% secured convertible debenture and up to 640,439 shares of common stock issuable upon the exercise of a common stock purchase warrant. The name of the person who has voting or investment control over the securities owned by Bushido Capital Master Fund, LP is Louis Rabman.
(6) Includes up to 640,439 shares of common stock issuable upon conversion of a 10% secured convertible debenture and up to 640,439 shares of common stock issuable upon the exercise of a common stock purchase warrant. The name of the person who has voting or investment control over the securities owned by Pierce Diversified Strategy MasterFund LLC, Series BUS is Christopher Rossman.
(7) Includes up to 200,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture and up to 200,000 shares of common stock issuable upon the exercise of a common stock purchase warrant.
(8) Includes up to 1,000,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture and up to 1,000,000 shares of common stock issuable upon the exercise of a common stock purchase warrant. The name of the person who has voting or investment control over the securities owned by Camofi Master LDC is Richard Smithline.
(9) Includes up to 50,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture and up to 50,000 shares of common stock issuable upon the exercise of a common stock purchase warrant. The name of the person who has voting or investment control over the securities owned by CCM, Inc. is Brian Sutcliffe.
(10) Includes 98,120 shares of common stock issuable upon exercise of common stock purchase warrants. The name of the person who has voting or investment control over the securities owned by ARC Investement Partners, LLC is Adam Roseman.

Plan of Distribution

Each selling shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•           ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•           block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•           purchases by a broker dealer as principal and resale by the broker dealer for its account;

•           an exchange distribution in accordance with the rules of the applicable exchange;

•           privately negotiated transactions;

•           settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•           broker dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•           through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•           a combination of any such methods of sale; or

•           any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling shareholders are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act of 1933, as amended, or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding beneficial ownership of our securities as of October 31, 2006 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise stated, their address is c/o CyberDefender Corporation, 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of October 31, 2006, there were 12,173,914 shares of common stock issued and outstanding.

In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of October 31, 2006. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person. The following table is based on a total of 21,271,273 shares of common stock consisting of the following:

•	12,173,914 shares of common stock issued and outstanding;

•	3,243,378 shares of common stock underlying 10% secured convertible debentures outstanding;

•	3,243,378 shares of common stock underlying warrants to purchase common stock issued in conjunction with the sale of our 10% secured convertible debentures;

•	877,552 shares of common stock underlying warrants issued in conjunction with bridge financing transactions that occurred from November 2005 through March 2006;

•	972,944 shares of common stock underlying options granted from the 2006 Equity Incentive Plan;

•	326,107 shares of common stock underlying options granted from the 2005 Stock Option Plan; and

•	434,000 shares of common stock underlying warrants to purchase common stock issued to a placement agent and a financial advisor.

Name of Director, Officer and Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock

Named Executive Officers and Directors:
Gary Guseinov, Chief Executive Officer and director	7,044,024	33.12%
Riggs Eckelberry, President and Chief Operating Officer	200,000(2)	*
Igor Barash, Chief Information Officer, Secretary and director	669,239	3.15%
Bing Liu, Chief Software Architect and director	1,494,395(3)	7.03%
Ivan Ivankovich, Chief Financial Officer	40,000 (4)	*
Camofi Master LDC	2,000,000(5)	9.40%
ITU Ventures	1,819,382(6)	8.55%
Bushido Capital Master Fund LP	1,280,878(7)	6.02%
Pierce Diversified Strategy Master Fund LLC, Series BUS	1,280,878(8)	6.02%
TOTAL	15,828,796	74.41%

All Officers and Directors as a Group (5 persons)	9,447,658	44.42%

* Less than one percent beneficially owned.
(1) The address for each of our officers and directors is 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025.
(2) This number consists of an option to purchase 200,000 shares of our common stock that was approved by the Board of Directors on November 2, 2006. The option exercise price is $0.85 per share. The option was granted from our 2006 Equity Incentive Plan.
(3) This number consists of 832,511 shares of common stock, an option to purchase 326,107 shares of our common stock that was granted from our 2005 Stock Option Plan (of which the right to purchase 186,347 shares of common stock has vested) and an option to purchase 335,777 shares of our common stock that was approved by our Board of Directors on November 2, 2006. The option will be granted from our 2006 Equity Incentive Plan. The option exercise prices are $0.0107 per share and $1.00 per share, respectively. The option to purchase 326,107 shares vests as follows: the right to purchase 186,347 shares vests in equal increments over a period of 24 months; the right to purchase 46,587 shares of common stock will vest if we enter into a binding agreement to sell our business for at least $201 million; and the right to purchase 93,173 shares of common stock will vest if we enter into a binding agreement to sell our business for at least $250 million.
(4) This number consists of an option to purchase 40,000 shares of our common stock that was approved by our Board of Directors on November 2, 2006. The option exercise price is $1.00 per share. The option was granted from our 2006 Equity Incentive Plan.
(5) This number represents 1,000,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture and 1,000,000 shares of common stock issuable upon the exercise of a common stock purchase warrant. The warrant exercise price is $1.00 per share. The address of Camofi Master LDC is c/o Centrecourt Asset Management LLC, d50 Madison Avenue, 8th Floor, New York, New York 10017.
(6) This number represents 1,252,475 shares of common stock and 566,907 shares of common stock issuable upon the exercise of a common stock purchase warrant. The warrant exercise price is $1.01 per share. The address of ITU Ventures is 1900 Avenue of the Stars, Suite 2701, Los Angeles, California 90067.
(7) This number represents 640,439 shares of common stock issuable upon the conversion of a 10% secured convertible debenture and 640,439 shares of common stock issuable upon the exercise of a common stock purchase warrant. The warrant exercise price is $1.00 per share. The address of Bushido Capital Master Fund LP is 275 7th Avenue, Suite 2000, New York, New York 10001.
(8) This number represents 640,439 shares of common stock issuable upon the conversion of a 10% secured convertible debenture and 640,439 shares of common stock issuable upon the exercise of a common stock purchase warrant. The warrant exercise price is $1.00 per share. The address of Pierce Diversified Strategy Master Fund LLC is 275 7th Avenue, Suite 2000, New York, New York 10001.
(9) Includes 98,120 shares of common stock issuable upon exercise of common stock purchase warrants. The address of ARC Investment Services LLC is 9440 Little Santa Monica Boulevard, Suite 400, Beverly Hills, California 90210.

Change of Control

Under the Security Agreement that we signed on September 12, 2006, we pledged all of our assets to secure repayment of the 10% Secured Convertible Debentures. If we were to default on our payment obligation, or any other event of default were to occur under the debentures, the debenture holders could foreclose and take possession of the pledged assets. This could be considered a change of control. Other than the Security Agreement, to the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change of control.

Description of Securities

General

We are authorized to issue only one class of shares, which are designated as common shares (otherwise referred to as common stock). The total number of shares of common stock that we may issue is 50,000,000, with a par value of $0.001 per share.

Common Stock

The securities being offered by the selling shareholders are shares of our common stock. Prior to this offering there has been no public or private trading market for our common stock and there will be no such trading market until our common stock is approved for quotation on the OTC Bulletin Board.

As of October 31, 2006, there were issued and outstanding 12,173,914 shares of common stock that were held of record by 29 shareholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.

Please review our articles of incorporation, as amended, and bylaws, copies of which have been filed with the Securities and Exchange Commission, as well as the applicable statutes of the State of California for a more complete description of the rights and liabilities of holders of our shares.

The holders of common stock have cumulative voting rights, which means that every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.

Except for directors, who are elected by receiving the highest number of affirmative votes of the shares entitled to be voted for them, or as otherwise required by California law, and subject to the rights of the holders of preferred stock then outstanding (if any), all shareholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of shareholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy.

Warrants

As of October 31, 2006, there were outstanding warrants to purchase 3,243,378 shares of our common stock at an exercise price of $1.00 per share, which were issued in conjunction with the private offering we undertook in September 2006. These warrants are immediately exercisable. If there is no effective registration statement registering the underlying shares by September 12, 2007, these warrants contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

As of October 31, 2006, there were outstanding warrants to purchase 877,552 shares of our common stock at an exercise price of $1.01 per share. These warrants are immediately exercisable and contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

As of October 31, 2006, there were outstanding unit purchase options to purchase 434,000 shares of our commons stock at an exercise price of $1.00 per share.

The exercise price and the number of shares issuable upon exercise of all the foregoing warrants will be adjusted upon the occurrence of certain events, including reclassifications, reorganizations or combinations of the common stock. At all times that the warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Registration Rights

Under a Registration Rights Agreement we have with the holders of our 10% secured convertible debentures, we are obligated to register for resale at least 130% of the shares of our common stock issuable upon the conversion of the 10% secured convertible debentures and the exercise of the common stock purchase warrants. However, the Registration Rights Agreement also prohibits us from registering shares of common stock on the registration statement of which this prospectus is a part that total more than one-half of our issued and outstanding shares of common stock, reduced by 10,000 shares.

Holders of certain shares and warrants for the purchase of common stock issued in conjunction with the sale of our secured convertible promissory notes from November 2005 through March 2006 also have registration rights. These holders have agreed to defer their rights to require registration of their securities on the registration statement of which this prospectus is a part.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Section 317 of the California Corporations Code states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

With regard to a provision authorizing the indemnification of directors or agents in excess of that expressly permitted by Section 317, Section 204 of the California Corporations Code stipulates that (A) such a provision may not eliminate or limit the liability of directors or agents, among other things, (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director or agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or agent, (iii) for any transaction from which a director or agent derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's or agent's duty to the corporation or its shareholders in circumstances in which the director or agent was aware, or should have been aware, in the ordinary course of performing a director’s or agent’s duties, of a risk of serious injury to the corporation or its shareholders, or (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or agent’s duty to the corporation or its shareholders, (B) no such provision shall eliminate or limit the liability of a director or agent for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or agent or that his or her actions, if negligent or improper, have been ratified by the directors.

For purposes of Section 317, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification.

Our Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent under California law. In addition, it provides that we are authorized to provide indemnification to agents (as defined in Section 317) for breach of duty to us and our shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204. Our bylaws provide that our directors and officers shall be indemnified by us to the fullest extent not prohibited by the California Corporations Code. Our bylaws also allow us to purchase and maintain insurance on behalf of any agent (as defined in Section 317) against any liability asserted against or incurred by the agent in such capacity or arising from the agent’s status as such, whether or not we would have the power to indemnify the agent against such liability under the provisions of Section 317 of the California Corporations Code.

On October 30, 2006, we entered into Indemnification Agreements with Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu and Mr. Barash, who are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”. The agreements require us to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on our behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of ours or of any of our subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party. The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity. The indemnified parties’ obligations to repay us for any such amounts are unsecured and no interest will be charged thereon. We also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, our Articles of Incorporation, our bylaws or by statute. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and our obligations under the Indemnification Agreements. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the company under them. The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under our Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding. If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party we will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought. We are not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

•
for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to us or our shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

•
with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if our Board of Directors has approved the initiation or bringing of such proceeding or claim; or

•
with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

•
for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by us; or

•
for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of our company, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All of obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

The indemnification provisions included in the California Corporations Code, our Articles of Incorporation and bylaws, and the Indemnification Agreements may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the Securities and Exchange Commission can be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at the principal offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The Securities and Exchange Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

After this offering, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and we intend to file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

Experts

AJ. Robbins, PC, certified public accountants, audited our financial statements at December 31, 2005 and December 31, 2004, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statements in reliance on the report of AJ. Robbins, PC, given on their authority as experts in accounting and auditing.

Legal Matters and Interests of Named Experts

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered. The law firm of Richardson & Patel, LLP, or its various principals, beneficially own 243,307 shares of our common stock, as further discussed in the section of this prospectus titled “Selling Shareholders”.

CYBERDEFENDER CORPORATION

6,076,956 SHARES

COMMON STOCK

PROSPECTUS

_________, 2006

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
BALANCE SHEET
JUNE 30, 2006
(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$249,792
Restricted cash	26,747
Accounts receivable, net	84,722
Prepaid expenses	24,205
Advances - shareholders	30,103
Deferred charges	138,100
Deferred tax asset	1,250,716

Total Current Assets	1,804,385

PROPERTY AND EQUIPMENT, net	229,218

OTHER ASSETS	20,234

Total Assets	$2,053,837

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,288,176
Deferred revenue	1,735,164
Current portion of capital lease obligation	11,361
Convertible notes payable	1,275,000
Note payable - related party	83,335

Total Current Liabilities	4,393,036

CAPITAL LEASE OBLIGATION, less current portion	37,179

Total Liabilities	4,430,215

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $.001 par value; 50,000,000 shares authorized; 9,394,986 issued and outstanding	9,395
Additional paid-in capital	314,860
Accumulated (deficit)	(2,700,633)

Total Stockholders’ Equity (Deficit)	(2,376,378)

Total Liabilities and Stockholders’ Equity (Deficit)	$2,053,837

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF OPERATIONS
(unaudited)

	For the Six Month Period Ended
	June 30,	June 30,
	2006	2005

REVENUES:
Net sales	$2,317,368	$3,978,327
Interest income	113	3,364
Rental income	22,739	—

Total Revenue	2,340,220	3,981,691

EXPENSES:
Advertising	495,738	894,171
Selling, general and administrative	2,560,968	1,776,353
Depreciation	47,236	40,471

Total Operating Expenses	3,103,942	2,710,995

INCOME (LOSS) BEFORE INCOME TAXES	(763,722)	1,270,696

INCOME TAX EXPENSE (BENEFIT)	(283,768)	479,451

NET INCOME (LOSS)	$(479,954)	$791,245

Basic net income (loss) per share	$(0.05)	$0.08

Diluted net income (loss) per share	$(0.05)	$0.08

Weighted Average Shares Outstanding:

Basic	9,369,677	9,317,342

Fully diluted	9,369,677	10,134,144

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY (DEFICIT)
(unaudited)

					Total
			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)

Balances,
December 31, 2005	9,317,342	9,312	314,110	(2,220,679)	(1,897,257)

Exercise of Stock Option	77,644	83	750	—	833

Net (Loss)	—	—	—	(479,954)	(479,954)

Balances,
June 30, 2006	9,394,986	$9,395	$314,860	$(2,700,633)	$(2,376,378)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENT OF CASH FLOWS
(unaudited)
	For the Six Month Period Ended
	June 30,	June 30,
	2006	2005
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net income (loss)	$(479,954)	$791,245
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	47,236	40,471
Changes in:
Restricted cash	—	32,577
Accounts receivable	(48,352)	(555,054)
Prepaid and other assets	26,822	(53,549)
Deferred tax asset	(284,166)	479,051
Deferred charges	38,477	(165,153)
Advances - shareholders	(30,103)	(78,918)
Accounts payable and accrued expenses	523,347	345,288
Deferred revenue	(253,339)	(574,673)

Cash Flows Provided by (Used In) Operating Activities:	(460,032)	261,285

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
Proceeds from return of equipment	14,926	—
Purchase of fixed assets	(11,012)	(562)

Cash Flows Provided By (Used In) Investing Activities	3,914	(562)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Proceeds from convertible notes payable	475,000	50,000
Payments on note payable - related party	(16,667)	(50,000)
Principal payments on capital lease obligation	(5,228)	(3,151)
Proceeds from exercise of stock option	833	—
Dividends paid	—	(31,400)

Cash Flows Provided by (Used In) Financing Activities	453,938	(34,551)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,180)	226,172

CASH AND CASH EQUIVALENTS, beginning of period	251,972	393,150

CASH AND CASH EQUIVALENTS, end of period	$249,792	$619,322

Supplemental disclosures of cash flow information:
Income taxes paid	$800	$800
Cash paid for interest	$3,791	$2,237

Supplemental schedule of non-cash financing activities:
Assets acquired through notes payable, related party	$—	$200,000
Assets acquired through capital lease obligation	$—	$61,867

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

CyberDefender Corporation (the “Company”) based in Los Angeles, California, is a provider of secure content management software. The Company develops and licenses security software and related services. The Company intends to bring to market advanced solutions to combat and prevent online information theft, unwanted advertisements, spam, Internet viruses, spyware and related computer threats. The Company was incorporated on August 29, 2003 under the laws of the State of California under the name of Network Dynamics Corp. On October 13, 2005 the Company changed it name to CyberDefender Corporation.

On October 30, 2006 the Company’s board of directors and those shareholders holding a majority of the Company voting power approved a 0.93173414-for-1 reverse split of the Company’s common stock. The effective date of the split was October 31, 2006. All common stock amounts are shown on a post-split basis in these financial statements and notes.

Reclassification

Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments with original maturities of three months or less.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets ranging from three to seven years, using the straight-line method. Total depreciation expense was $47,236 and $40,471 for the six month periods ended June 30, 2006 and 2005, respectively.

Equipment under Capital Lease

The Company leases certain of its furniture and other equipment under an agreement accounted for as a capital lease. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated using the straight-line method over the estimated useful lives.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Unless otherwise specified, the Company believes the carrying value of financial instruments approximates their fair value.

Revenue Recognition

The Company recognizes revenues in accordance with SOP No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." These statements provide guidance for recognizing revenues related to sales by software vendors. The Company sells its CyberDefenderTM software ("CyberDefender") over the Internet. Customers order the product and simultaneously provide their credit card information to the Company. Upon receipt of authorization from the credit card issuer, the Company licenses the customer to download CyberDefender over the Internet. As part of the sales price, the Company provides renewable product support and content updates, which are separate components of product licenses and sales. Term licenses allow customers to use the Company’s products and receive product support coverage and content updates for a specified period, generally twelve months. The Company invoices for product support, content updates and term licenses at the beginning of the term and revenues and related expenses are deferred and recognized ratably over the subscription term.

Concentrations of Risk

Revenues are concentrated in the software industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new technologies or capabilities could adversely affect operating results.

The Company maintains all cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

For the six month periods ended June 30, 2006 and 2005, advertising purchased from four (4) vendors accounted for 62% and 79% of the Company’s total advertising expense.

Reserves for Product Returns

The Company’s policy with respect to product returns is defined in its End User License Agreement ("EULA"), which states "...products purchased that are downloadable are refundable within the first 30 days after the date of purchase". For the six month periods ended June 30, 2006 and 2005, the Company had accrued $0 for customer returns and chargebacks. The Company may voluntarily accept returns from a customer from time to time that are charged against revenues upon receipt of the return.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company has adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recorded to reflect tax consequences on future years for the differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

Software Development Costs

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Computer Software to Be Sold, Leased, or Otherwise Marketed". Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There has been very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development. For the six month periods ended June 30, 2006 and 2005 product development costs were $761,981 and $177,815, respectively. Further, as discussed in Note 6 the Company acquired the CyberDefenderTM software application during the prior year.

Advertising Expenses

Advertising expenses are expensed as incurred and consist primarily of various forms of media purchased from Internet-based marketers and search engines. For the six months periods ended June 30, 2006 and 2005, advertising expense amounted to $495,738 and $894,171 respectively.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements

In May 2005, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections (FAS 154), which requires the direct effects of voluntary accounting principle changes to be retrospectively applied to prior periods' financial statements.  The Statement does not change the transition provisions of any existing accounting pronouncements, but would apply in the unusual instance that a pronouncement does not include specific transition provisions.  FAS 154 maintains existing guidance with respect to accounting estimate changes and corrections of errors.  The Statement is effective for the Company beginning in fiscal year 2007.  Adoption is not expected to have a material impact on the Company's financial position, results of operation or cash flows.

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments — an amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”). SFAS No. 155 allows financial instruments that contain an embedded derivative and that otherwise would require bifurcation to be accounted for as a whole on a fair value basis, at the holders’ election. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company is evaluating the impact adoption of SFAS No. 155 will have on the Company’s financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 provides guidance on the accounting for servicing assets and liabilities when an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement is effective for the first fiscal year beginning after September 15, 2006. The Company does not believe the adoption of SFAS No. 156 will have any impact on the Company’s financial position or results of operations.

Earnings Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic income/loss per common share is computed by dividing net income/loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted income/loss per common share is computed similar to basic income/loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2006 there were 2,272,512 shares of potentially dilutive securities outstanding. As the Company reported a net loss none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive for that reporting period.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share (Continued)

The following table is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the six months ended June 30, 2005.

	For the Six Months Ended June 30, 2005
	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount

Basic EPS	$791,245	9,317,342	$.08
Effect of Dilutive Securities
Stock Options	—	815,267.00
Convertible notes payable	—	1,535.00

Diluted EPS	$791,245	10,134,144	$.08

Stock Based Compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for the Company’s stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value of the stock on the date of grant or the value of services which ever is more readily available. Stock option awards are valued using the Black-Scholes option-pricing model.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123R has been determined as if we had accounted for our employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options vesting period. The pro forma expense to recognize during the six months ended June 30, 2005 is as follows:

Net income attributed to common stockholders:
As reported	$791,245
Compensation recognized under APB 25	—
Compensation recognized under SFAS 123	(1,045)
Pro forma	$790,200
Basic and diluted loss attributed to common stockholders per common share:
As reported	$.08
As reported	$.08

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:  risk-free interest rate of 5.14%; dividend yields of 0%; volatility factors of the expected market price of the Company’s common shares of 106%; and a weighted average expected life of the option of 10 years.

NOTE 2 - RESTRICTED CASH

Under a credit card processing agreement with a financial institution the Company was required to maintain a security reserve deposit as collateral. The amount of the deposit that was at the discretion of the financial institution and as of June 30, 2006 was $26,747. The Company has discontinued its relationship with the financial institution and is negotiating the return of the security reserve.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

June 30,
2006
Furniture and fixtures	$82,470
Office equipment	82,024
Software	201,210
365,704
Less accumulated depreciation	(136,486)

Net Property and Equipment	$229,218

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 4 - INCOME TAXES

As of June 30, 2006, the Company had federal net operating loss carry forwards and state net operating loss carry forwards of approximately $3,357,000 and $3,339,000 respectively. The net federal operating loss carry forwards begin to expire in 2023 and net state operating loss carry forwards begin to expire in 2013.

The primary components of temporary differences that give rise to the Company’s net deferred tax are as follows:

The components of deferred income tax (benefit) are as follows:

	2006	2005
Deferred tax asset:
Net operating losses	$1,262,163	$1,026,650
Temporary differences	(11,447)	(51,142)

	$1,250,716	$975,508

The components of deferred income tax (benefit) are as follows:
Net operating income (losses)	$(285,270)	$435,623
Temporary differences	1,102	43,428

	(284,168)	479,051
State income tax, current	400	400

	$(283,768)	$479,451

The following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax loss and the reported amount of income tax expense (benefit):

	2006	2005

Tax expense (benefit) at federal statutory	$(259,666)	$432,037
Other	3,371	1,548
Depreciation and organization costs	(160)	(39,271)
State income tax expense (benefit)	(27,313)	85,137

	$(283,768)	$479,451

NOTE 5 - STOCKHOLDERS’ EQUITY TRANSACTIONS

During 2005, the board of directors amended the Articles of Incorporation of the Company to increase the authorized shares to 50,000,000 from 10,000,000 shares.

In January 2005, the Company implemented an Employee Stock Option Plan (“ESOP”), which consists of equity programs that provide for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of Stock appreciation rights, Stock Purchase Rights and awards of stock. Under the terms of the plan the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of options that may be granted is 931,734 shares.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 5 - STOCKHOLDERS’ EQUITY TRANSACTIONS (Continued)

A summary of stock option activity is as follows:

	Six Months Ended June 30, 2006
	Number of Options	Weighted Average Exercise Price

Outstanding, beginning of period	815,267	$0.0107

Exercised	(77,644)	$0.0107
Cancelled	(388,223)	$0.0107

Outstanding, end of period	349,400	$0.0107

Exercisable, end of period	157,230	$0.0107

As of June 30, 2006, 192,170 of the options granted are not vested with an estimated remaining value of $2,469 and a weighted average vesting life of .51 years. At June 30, 2006, 157,230 of these options were exercisable at an exercise price of $0.0107 and will expire in 2015.

NOTE 6 - NOTE PAYABLE - RELATED PARTY

In January 2005, the Company entered into an asset purchase agreement with Unionway Int’l, LLC whereby the Company purchased certain of the assets of Unionway Int’l, LLC that principally include the software application Cyber-Defender™ and associated rights for $200,000. The Company paid $8,333 at closing and issued a promissory note in connection with the purchase to Unionway Int’l, LLC for $191,667. The terms of the note call for monthly payments due on the first of each month in the amount of $8,333. Interest shall accrue at the rate of 7% per annum and is payable in a lump sum on September 1, 2007, provided that such interest shall be waived if all payments are received by Unionway Int’l, LLC by the third day of each month. In addition the Company has retained the principal of Unionway Int’l, LLC as an employee and has issued an Incentive Stock Option for the purchase of 326,107 shares of the Company’s common stock. The exercise price is $0.01 per share. The first 186,347 share options shall vest over a period of 24 months at the rate of 7,765 shares per month. The option to purchase 46,587 share options shall vest if the company enters into a binding agreement to sell all or part of the Company in a transaction in which the Company is valued at $201 million. The option to purchase the remaining 93,173 share options shall vest if the company enters into a binding agreement to sell all or part of the Company in a transaction in which the Company is valued at $250 million. At June 30, 2006 the current balance outstanding was $83,335. At June 30, 2006 the Company was in default under the terms of the agreement. Unionway Int’l, LLC has waived the default and has agreed to accept payment of the remaining balance on the note and any accrued but unpaid interest in exchange for 186,347 shares of the Company’s common stock in October 2006.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 7 - CAPITAL LEASE OBLIGATIONS

The Company leases certain furniture and other equipment under a lease with a bargain purchase option. The following is a schedule by fiscal years of the future minimum lease payments under this capital lease together with the present value of the net minimum lease payments at June 30, 2006:

2007	$16,162
2008	16,162
2009	16,162
2010	10,775
Thereafter	—

Total minimum lease payments	59,261
Less amount representing interest	(10,721)

Present value of minimum capitalized payments	48,540
Less current portion	(11,361)

Long-term capital lease obligations	$37,179

Property and equipment and accumulated depreciation included $61,867 and $11,784 acquired through capital leases as of June 30, 2006. Depreciation expense of $4,419 and $2,946 is included in the total depreciation expense for the periods ended June 30, 2006 and 2005. Interest expense under the lease was $2,853 and $2,237 for the periods ended June 30, 2006 and 2005, respectively.

NOTE 8 - CONVERTIBLE NOTE PAYABLE

On June 15, 2005 the Company entered into a Note Purchase Agreement with an accredited investor in which it issued a Convertible Promissory Note in the amount of $50,000. The note bears interest at a rate of 1% per annum and the maturity date is December 15, 2005. The note is convertible into common stock of the Company. On November 8, 2005, in accordance with the terms of the note, the outstanding principal and accrued interest of the note was cancelled and the Company issued to the holder in lieu thereof a secured convertible promissory note in the principal amount of $50,000. The note issued on November 8, 2005 in lieu of the June 15, 2005 note is one of the notes issued between November 8, 2005 and March 31, 2006, as described below.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 8 - CONVERTIBLE NOTE PAYABLE (Continued)

At various times between November 8, 2005 and March 31, 2006 the Company has entered into Securities Purchase Agreements with accredited investors in which it issued Senior Secured Convertible Promissory Notes totaling $1,225,000. The notes bears interest at the rate of 9.96% per annum compounded monthly and mature between November 8, 2006 and March 31, 2007. The notes are secured by a perfected first priority security interest in all of the assets of the Company except for any assets that were covered by a security interest granted to other lenders that existed before November 8, 2005. The notes and any accrued interest may be voluntarily converted by the holder into shares of the Company’s common stock at the conversion price equal to the lesser of (i) 41.46% of the price per share of common stock based on the price per share of equity securities sold by the Company following the closing date in one transaction or a series of related transactions in exchange for an aggregate consideration of at least $2,000,000 (exclusive of any indebtedness of the company) (a “Qualified Offering”) subsequent to the closing, provided that if such offering consists of any securities convertible into common stock, then the initial conversion price shall be
41.46% of the conversion price of such securities (the “Securities Conversion Price”), or (ii) $ 0.68 to $.7089 per share (depending on the issue date of the notes) in the event that a qualified offering has not occurred at the time of the conversion, provided that conversion may not occur within the first 60 days following the closing date. If the Company is a party to any consolidation or merger with a publicly traded entity the note and any accrued interest is automatically converted into shares of the Company at a price per share equal to the price as necessary to ensure that the holder receives common stock in the public company at a 33% discount to the offering price of such common stock offered by the public company in conjunction with the merger of the Company.

In connection with the issuance of the Secured Convertible Promissory Notes as described above the Company issued Warrants to Purchase Common Stock of the Company to those same investors. The Warrants entitle the Holder to purchase a number of shares of common stock of the Company equal to 50% of the number of shares of Common Stock into which Holder’s Convertible Promissory Note is convertible at the time of exercise of the Warrant, or if the Holder’s Convertible Promissory Note is converted prior to the time of exercise of the Warrant, then 50% of the actual number of shares of Common Stock into which Holder’s Convertible Promissory Note was converted shares of the Common Stock. The Warrants have a term that ends between November 8, 2015 and March 31, 2016. The price at which the Warrant may be exercised shall be (i) a price per share equal to the price as is necessary to ensure that the Holder receives stock of the reverse merger company (the “Public Company”) at a price equal to the offering price of such common stock offered by the Public Company in  conjunction with the merger with the Company (the "Merger"), or (ii) in the event the Merger has not occurred, 93.9% of the price per share of Common Stock based upon the price per share of equity securities sold by the Company following the Closing Date in one transaction or a series of related transactions in exchange for aggregate consideration of at least $2,000,000 (exclusive of the conversion of any indebtedness of the Company) (a “Qualified Offering”), provided that if such offering consists of securities convertible into Common Stock, then the initial conversion price shall be 93.9% of the conversion price of such securities, or (iii) $1.54 per share in the event that the Merger or a Qualified Offering has not occurred at the time of exercise, provided that exercise under this clause (iii) may not occur within the first 60 days following the Closing Date (the "Exercise Price"); in any case, as such Exercise Price may be adjusted from time to time.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 9 - RELATED PARTY TRANSACTIONS

On May 1, 2005, the Company entered into a lease agreement for a condominium located in Las Vegas, Nevada with International Equity Partners, a Nevada limited liability company. Gary Guseinov, the Chief Executive Officer, is the manager of International Equity Partners. The monthly base rent for this space is $3,750. The term of the lease was from May 1, 2005 until May 31, 2008; however, the lease was terminated by the mutual agreement of the parties in February, 2006.

Unionway Int’l, LLC, an entity controlled by Bing Liu, the Company’s Chief Software Architect, provides software development services to the Company. The Company pays $6,500 per month for such services. During the six months ended June 30, 2006, the Company paid $39,000 for software development services to Unionway Int’l LLC.

NOTE 10 - COMMITMENTS AND CONTINGINGIES

Operating Leases:

The Company's primary offices are in Los Angeles, CA where it entered into a lease for office space beginning September 1, 2004 and terminating August 31, 2007. The base rent is $10,020 per month for year one, $10,310 per month for year two, and $10,619 for year three.

Previously, the Company had entered into a lease in Los Angeles, California beginning April 15, 2004 and terminating on November 30, 2006 at a rate of $4,825 per month. In July 2005 the Company sub-leased this office space at the rate of $ 3,703 per month for a period of one year beginning November 1, 2005 and terminating on October 31, 2006.

As of June 30, 2006, the Company's future minimum lease payments required under the operating leases with initial or remaining terms in excess of one year are as follows:

Years Ending June 30,
2007	$150,315
2008	21,856

Total	$172,171

Total rent expense for the six month periods ended June 30, 2006 and 2005 was $113,615 and $106,102, respectively.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 10 - COMMITMENTS AND CONTINGINGIES (Continued)

Employment Agreements:

On November 1, 2005 the Company entered into an employment agreement with Riggs Eckelberry, pursuant to which Mr. Eckelberry will act as the Company’s President and Chief Operating Officer. The agreement is “at will” and can be terminated at any time. Mr. Eckelberry receives compensation of $260,000 per year, plus a quarterly bonus of up to $60,000 and an annual bonus of up to $100,000 in 2006 and $200,000 in 2007 based on the pro-rata accomplishment of agreed upon quarterly and annual performance measures. Mr. Eckelberry will also receive 200,000 stock options from the Company’s equity incentive plan.

On January 3, 2005 the Company entered into an employment agreement with Bing Liu, pursuant to which Mr. Liu will act as Chief Software Architect. The agreement is “at will” and can be terminated at any time. Mr. Liu receives compensation of $202,000 per year, two percent of the net revenues that the Company earns from any invention created by Mr. Liu during the course of his employment and 326,107 stock options from the Company’s equity incentive plan as disclosed in Note 5 above.

On September 1, 2003 the Company entered into an employment agreement with Igor Barash pursuant to which Mr. Barash will act as Chief Information Officer. The agreement is “at will” and can be terminated at any time. Mr. Barash receives compensation of $135,000 per year.

Litigation:

On June 16, 2006, the Company was named as a defendant in a civil complaint filed with the United States District Court, Central District of California, Western Division, Case No. CV06-3815PA (AJWX). The action is entitled, “Wellbourne Limited, a Seychelles corporation vs. 2Checkout.com Inc., a Delaware corporation; and CyberDefender Corporation, a California Corporation.” The complaint was for breach of contract, unjust enrichment, accounting, and constructive trust based upon an allegation that the Company failed to pay for certain Internet advertising services allegedly provided by Wellbourne Limited to the Company. On July 21, 2006, a First Amended Complaint was filed by the Plaintiffs naming the Company and its CEO as defendants. The First Amended Complaint is for breach of contract, fraud, conversion, theft of services, unjust enrichment, constructive trust, and piercing the corporate veil based upon the same allegations of the original complaint, as well as additional alter ego allegations involving the Company's CEO. The Company is in the process of preparing and filing an answer denying all liability under the First Amended Complaint.  The First Amended Complaint seeks monetary damages of $102,000 plus attorneys' fees and costs. Litigation is always uncertain. Accordingly, there can be no assurance that the Company will prevail in this litigation. The Company has recorded a liability of $102,000 when the services were rendered, however it disputes the charges.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 11 - SUBSEQUENT EVENTS

On July 27, 2006 the Company entered into a Securities Purchase Agreement with two accredited investors pursuant to which the Company sold to each investor an 8% secured convertible note in the principal amount of $250,000, for aggregate gross proceeds of $500,000.  The Company paid a total of $35,000 of fees in connection with this agreement. On September 12, 2006, in accordance with the terms of the notes, each note was exchanged for a 10% secured convertible debenture in the principal amount of $290,439 and a warrant to purchase 290,439 shares of common stock.

On August 8, 2006 the Company repaid $100,000, plus interest, of the $1,225,000 in Senior Secured Convertible Promissory Notes issued between November 8, 2005 and March 31, 2006 to one investor.

On August 18, 2006, the Company entered into a Note Conversion and Warrant Lock-Up Agreement with the holders of previously outstanding secured convertible promissory notes and outstanding warrants to purchase an aggregate of 877,552 shares of the Company’s common stock at an exercise price of $1.01 per share. Pursuant to the Note Conversion and Warrant Lock-Up Agreement, these security holders agreed to convert all $1,262,069.53 of outstanding principal and accrued interest of their secured convertible promissory notes into an aggregate of 1,755,100 shares of the Company ‘s common stock, effective as of September 12, 2006, and they agreed not to sell or transfer any of the 877,552 shares underlying their common stock purchase warrants for a period of one year from the effective date of a Registration Statement to be filed with the United States Securities and Exchange Commission (SEC). In addition, on or about September 12, 2006, these security holders entered into a Lock-Up Agreement with the Company pursuant to which they agreed not to sell or transfer during the six month period following the effective date a Registration Statement to be filed with the SEC any of the 1,755,100 shares that they received upon conversion of their secured convertible promissory notes, and thereafter they may sell or transfer only limited amounts of these shares over a period of eighteen months, after which the transfer restrictions will have expired. There were no fees paid in connection with this agreement.

On August 31, 2006 the Company entered into an employment agreement with Gary Guseinov pursuant to which Mr. Guseinov will act as Chief Executive Officer. The agreement is for three years and unless terminated within that period will renew for successive one year periods until terminated. Mr. Guseinov receives compensation of $225,000 per year and is entitled to participate in any bonus compensation plan the Company adopts from time to time, so long as any such bonus does not exceed more than 50% of his base salary for any 12 month period.

On September 12, 2006, Mr. Guseinov agreed to transfer an aggregate of 186,347 shares of common stock back to the Company for cancellation.  In turn, the Company agreed to issue an aggregate of 186,347 shares of common stock to our bridge lenders to be distributed to them on a pro rata basis.  The shares were issued in consideration of the bridge lenders agreeing to enter into the Note Conversion and Warrant Lock-Up Agreement described above.  The value of the shares issued to the bridge lenders was $1.00 per share.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 11 - SUBSEQUENT EVENTS (Continued)

On September 12, 2006, the Company entered into a Securities Purchase Agreement with 13 accredited investors pursuant to which it sold 10% secured convertible debentures in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of the Company’s common stock at $1.00 per share. This aggregate principal amount of $3,243,378 includes the conversion of $500,000 principal at a conversion rate of 1.15 plus accrued interest of the Company’s previously outstanding 8% secured notes, as discussed in the first paragraph of this Note 11. This amount also includes a subscription by the Company’s attorneys for $62,500 of 10% secured convertible debentures and warrants, which was paid for by cancelling $62,500 of indebtedness incurred by the Company for legal services. The Company paid $147,000 of fees in connection with this agreement. The Company also issued as fees in connection with this agreement a total of 250,000 shares of common stock and 217,000 units, with each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock for $1.00 per share.

In October, 2006 Mr. Guseinov and Mr. Barash agreed to transfer an aggregate of 832,511 shares of common stock back to the Company for cancellation.  In turn, the Company agreed to issue an aggregate of 832,511 shares of common stock to Mr. Liu.  The shares were issued in consideration of Mr.Liu’s agreement to exchange the balance of the Unionway Int’l LLC note, as described in Note 6 above and for his contribution to the development of the Company’s product and technology. The value of the shares issued to Mr. Liu was $1.00 per share. On October 30, 2006, the Company adopted and approved the Amended and Restated 2006 Equity Incentive Plan that provides for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of Stock appreciation rights, Stock Purchase Rights and awards of stock. Under the terms of the plan the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of options that may be granted is 1,375,000 shares. On November 2, 2006, the Company’s Board of Directors approved option grants in the amount of 972,944 shares to employees and consultants at prices between $0.85 and $1.00.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CyberDefender Corporation
Los Angeles, California

We have audited the accompanying balance sheet of CyberDefender Corporation (F/K/A Network Dynamics Corp.) as of December 31, 2005, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CyberDefender Corporation (F/K/A Network Dynamics Corp.) as of December 31, 2005, and the results of its operations and its cash flows for each of the years in the two year period then ended, in conformity with generally accepted accounting principles in the United States of America.

Denver, Colorado
February 22, 2006

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
BALANCE SHEET
DECEMBER 31, 2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$251,972
Restricted cash	26,747
Accounts receivable	36,370
Prepaid expenses	46,037
Deferred charges	176,577
Deferred tax asset	966,550

Total Current Assets	1,504,253

PROPERTY AND EQUIPMENT, net	280,368

OTHER ASSETS	25,224

Total Assets	$1,809,845

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$764,829
Deferred revenue	1,988,503
Current portion of capital lease obligation	10,752
Convertible notes payable	800,000
Current portion, note payable - related party	100,002

Total Current Liabilities	3,664,086

CAPITAL LEASE OBLIGATION, less current portion	43,016

Total Liabilities	3,707,102

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $.001 par value; 50,000,000 shares authorized; 9,317,342 issued and outstanding	9,312
Additional paid-in capital	314,110
Accumulated (deficit)	(2,220,679)

Total Stockholders’ Equity (Deficit)	(1,897,257)

Total Liabilities and Stockholders’ Equity (Deficit)	$1,809,845

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,	December 31,
	2005	2004

REVENUES:
Net sales	$7,082,979	$3,537,628
Interest income	5,072	2,088
Rental income	7,406	—

Total Revenue	7,095,457	3,539,716

EXPENSES:
Advertising	1,413,716	5,271,592
Selling, general and administrative	4,465,540	1,913,976
Depreciation	84,496	4,754

Total Operating Expenses	5,963,752	7,190,322

INCOME (LOSS) BEFORE INCOME TAXES	1,131,705	(3,650,606)

INCOME TAX EXPENSE (BENEFIT)	488,809	(1,369,187)

NET INCOME (LOSS)	$642,896	$(2,281,419)

Basic net income (loss) per share	$0.06	$(0.23)

Diluted net income (loss) per share	$0.06	$(0.23)

Weighted Average Shares Outstanding:
	9,317,342	9,317,342
Basic

Fully diluted	9,649,977	9,317,342

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY (DEFICIT)

					Total
			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)

Balances,
December 31, 2003	9,317,342	$9,395	$314,110	$(140,909)	$182,513

Dividends paid	—	—	—	(409,847)	(409,847)

Net (loss)	—	—	—	(2,281,419)	(2,281,419)

Balances,
December 31, 2004	9,317,342	9,395	314,110	(2,832,175)	(2,508,753)

Dividends paid	—	—	—	(31,400)	(31,400)

Net Income	—	—	—	642,896	642,896

Balances,
December 31, 2005	9,317,342	$9,395	$314,110	$(2,220,679)	$(1,897,257)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENT OF CASH FLOWS

	For the Year Ended
	December 31,	December 31,
	2005	2004
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net income (loss)	$642,896	$(2,281,419)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation	84,496	4,754
Changes in:
Restricted cash	129,813	(156,560)
Accounts receivable	(17,109)	(19,045)
Prepaid and other assets	(30,574)	(38,649)
Deferred tax asset	488,009	(1,369,987)
Deferred charges	(1,928)	(174,649)
Advances - shareholders	65,739	(67,600)
Accounts payable and accrued expenses	(224,277)	970,026
Deferred revenue	(1,872,338)	3,860,841

Cash Flows Provided by (Used In) Operating Activities:	(735,273)	727,712

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
Purchase of fixed assets	(66,408)	(41,343)

Cash Flows (Used In) Investing Activities	(66,408)	(41,343)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Proceeds from convertible notes payable	800,000	—
Payments on note payable - related party	(99,998)	—
Principal payments on capital lease obligation	(8,099)	—
Dividends paid	(31,400)	(409,847)

Cash Flows Provided by (Used In) Financing Activities	660,503	(409,847)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(141,178)	276,522

CASH AND CASH EQUIVALENTS, beginning of year	393,150	116,628

CASH AND CASH EQUIVALENTS, end of year	$251,972	$393,150

Supplemental disclosures of cash flow information:
Income taxes paid	$800	$800
Cash paid for interest	$6,015	$245

Supplemental schedule of non-cash financing activities:
Assets acquired through notes payable, related party	$200,000	$—
Assets acquired through capital lease obligation	$61,867	$—

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

CyberDefender Corporation (the “Company”) provides Internet Security and Privacy Solutions software products to consumers and enterprises. The Company’s suite of products is aimed at controlling unsolicited e-mail, protecting personal computers and networks against unwanted advertising, Spyware, AdWare, viruses, and hackers. The Company was incorporated on August 29, 2003 under the laws of the State of California under the name of Network Dynamics Corp. On October 13, 2005 the Company changed it name to CyberDefender Corporation.

On October 31, 2006 the Company’s board of directors and those shareholders holding a majority of the Company voting power approved a 0.93173414-for-1 reverse split of the Company’s common stock. All common stock amounts are shown on a post-split basis in these financial statements and notes and are presented on a unaudited basis.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Reclassification

Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments with original maturities of three months or less.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets ranging from three to seven years, using the straight-line method. Total depreciation expense was $84,496 and $4,754 for the years ended December 31, 2005 and 2004, respectively.

Equipment under Capital Lease

The Company leases certain of its furniture and other equipment under an agreement accounted for as a capital lease. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated using the straight-line method over the estimated useful lives.

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Unless otherwise specified, the Company believes the carrying value of financial instruments approximates their fair value.

Revenue Recognition

The Company recognizes revenues in accordance with SOP No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions." These statements provide guidance for recognizing revenues related to sales by software vendors. The Company sells its CyberDefenderTM software ("Cyberdefender") over the Internet. Customers order the product and simultaneously provide their credit card information to the Company. Upon receipt of authorization from the credit card issuer, the Company licenses the customer to download CyberDefender over the Internet. As part of the sales price, the Company provides renewable product support and content updates, which are separate components of product licenses and sales. Term licenses allow customers to use the Company’s products and receive product support coverage and content updates for a specified period, generally twelve months. The Company invoices for product support, content updates and term licenses at the beginning of the term and revenues and related expenses are deferred and recognized ratably over the subscription term.

Concentrations of Risk

Revenues are concentrated in the software industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new technologies or capabilities could adversely affect operating results.

The Company maintains all cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

For the years ended December 31, 2005 and 2004, advertising purchased from four (4) vendors accounted for 69% and 70% of the Company’s total advertising expense.

Reserves for Product Returns

The Company’s policy with respect to product returns is defined in its End User License Agreement ("EULA"), which states "...products purchased that are downloadable are NOT refundable; however, the Company reserves the right to award refunds to a customer on a per case basis." For the years ended December 31, 2005 and 2004, the Company had accrued $0 for customer returns and chargebacks. The Company may voluntarily accept returns from a customer from time to time that are charged against revenues upon receipt of the return.

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company has adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recorded to reflect tax consequences on future years for the differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

Software Development Costs

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Computer Software to Be Sold, Leased, or Otherwise Marketed". Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There has been very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development. For the years ended December 31, 2005 and 2004 product development costs were $391,463 and $62,475, respectively. Further, as discussed in Note 7 the Company acquired the CyberDefenderTM software application during the year.

Advertising Expenses

Advertising expenses are expensed as incurred and consist primarily of various forms of media purchased from Internet-based marketers and search engines. For the years ended December 31, 2005 and 2004, advertising expense amounted to $1,413,716 and $5,271,592 respectively.

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest Expense

Interest expense was $ 17,094 and $ 245 for the years ending December 31, 2005 and 2004, respectively.

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised), “Share-Based Payment”.  This revised statement eliminates the alternative to use APB Opinion No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued.  Under Opinion 25, issuing stock options to employees generally resulted in recognition of no compensation cost.  This statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.  For public companies that file as a small business issuer, this statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.   The Company believes the pronouncement will have a material impact on the financial statements upon adoption.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets— an Amendment of APB Opinion No.29”.  SFAS No. 153 amends Opinion 29 to eliminate the exception for nonmonetary exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The adoption of SFAS 153 did not impact the financial statements.

In May 2005, the FASB issued SFAS No. 154, entitled “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This Statement replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements”, and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the financial statements.

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic income/loss per common share is computed by dividing net income/loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted income/loss per common share is computed similar to basic income/loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2005 and 2004 there were 1,952,081 and zero potentially dilutive securities outstanding. The following table is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the year ended December 31, 2005. There were no potentially dilutive securities outstanding at December 31, 2004.

	For the Year Ended December 31, 2005
	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount

Basic EPS	$642,896	9,317,342	$.07
Effect of Dilutive Securities
Stock Options	—	332,635	—

Diluted EPS	$642,896	9,649,977	$.07

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method. At December 31, 2005 options for 815,268 shares had been granted.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value of the stock on the date of grant or the value of services which ever is more readily available. Stock option awards are valued using the Black-Scholes option-pricing model.

NOTE 2 - RESTRICTED CASH

Under a credit card processing agreement with a financial institution the Company was required to maintain a security reserve deposit as collateral. The amount of the deposit that was at the discretion of the financial institution and as of December 31, 2005 was $26,747.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

December 31,
2005
Furniture and fixtures	$92,452
Office equipment	75,956
Software	201,210
369,618
Less accumulated depreciation	(89,250)

Net Property and Equipment	$280,368

NOTE 4 - INCOME TAXES

As of December 31, 2005, the Company had federal net operating loss carry forwards and state net operating loss carry forwards of approximately $2,598,000 and $2,581,000 respectively. The net federal operating loss carry forwards begin to expire in 2023 and net state operating loss carry forwards begin to expire in 2013.

The primary components of temporary differences that give rise to the Company’s net deferred tax is as follows:

The components of deferred income tax (benefit) are as follows:

	2005	2004
Deferred tax asset:
Net operating losses	$976,893	$1,467,574
Temporary differences	(10,343)	(13,015)

	$966,550	$1,454,559

The components of deferred income tax (benefit) are as follows:
Net operating losses	$490,681	$(1,384,667)
Temporary differences	(2,672)	14,680

	488,009	(1,369,987)
State income tax, current	800	800

	$488,809	$(1,369,187)

NOTE 4 - INCOME TAXES (Continued)

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax loss and the reported amount of income tax expense (benefit):

	2005	2004

Tax expense (benefit) at federal statutory	$391,079	$(1,241,206)
Other	5,881	3,257
Shell acquisition cost	51,359	—
Depreciation and organization costs	(5,887)	(12,608)
State income tax expense (benefit)	46,377	(118,630)

	$488,809	$(1,369,187)

NOTE 5 - STOCKHOLDERS’ EQUITY TRANSACTIONS

During 2005, the board of directors amended the Articles of Incorporation of the Company to increase the authorized shares to 50,000,000 from 10,000,000 shares.

From time to time the board of directors at their discretion will determine to pay dividends to the shareholders of the Company. During the year ended December 31, 2005, the board of directors authorized dividends totaling $31,400 that were paid to shareholders that were not officers of the Company at the rate of $.05 per share.

In January 2005, the Company implemented an Employee Stock Option Plan (“ESOP”), which consists of equity programs that provide for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of Stock appreciation rights, Stock Purchase Rights and awards of stock. Under the terms of the plan the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of shares that may be optioned or granted is 931,734 shares.

During 2005, 815,268 options were granted to employees all with an exercise price of $0.0107. The options are exercisable over a 10 year period and vest over two years with equal amounts vesting on a monthly basis. No options were exercised or canceled in 2005. The options are valued at $0, weighted average remaining contractual life is nine (9) years and the total number exercisable at December 31, 2005 is 337,754.

NOTE 6 - NOTE PAYABLE - RELATED PARTY

In January 2005, the Company entered into an asset purchase agreement with Unionway Int’l, LLC whereby the Company purchased certain of the assets of Union Way that principally include the software application Cyber-Defender™ and associated rights for $200,000. The Company paid $8,333 at closing and issued a promissory note in connection with the purchase to Unionway Int’l, LLC for $191,667. The terms of the note call for monthly payments due on the first of each month in the amount of $8,333. Interest shall accrue at the rate of 7% per annum and is payable in a lump sum on September 1, 2007, provided that such interest shall be waived if all payments are received by Unionway Int’l by the third day of each month. All payments have been made timely. In addition the Company has retained the principal of Unionway Int’l, LLC as an employee and has issued an Incentive Stock Option for the purchase of 326,107 shares of the Company’s common stock. The exercise price is $0.0107 per share. The first 186,347 share options shall vest over a period of 24 months at the rate of 7,765 shares per month. The option to purchase 46,587 share options shall vest if the company enters into a binding agreement to sell all or part of the Company in a transaction in which the Company is valued at $201 million. The option to purchase the remaining 93,173 share options shall vest if the company enters into a binding agreement to sell all or part of the Company in a transaction in which the Company is valued at $250 million. At December 31, 2005 the current balance outstanding was $100,002.

NOTE 7 - CAPITAL LEASE OBLIGATIONS

The Company leases certain furniture and other equipment under a lease with a bargain purchase option. The following is a schedule by fiscal years of the future minimum lease payments under this capital lease together with the present value of the net minimum lease payments at December 31, 2005:

2006	$16,162
2007	16,162
2008	16,162
2009	16,162
Thereafter	2,694

Total minimum lease payments	67,342
Less amount representing interest	(13,574)

Present value of minimum capitalized payments	53,768
Less current portion	(10,752)

Long-term capital lease obligations	$43,016

NOTE 7 - CAPITAL LEASE OBLIGATIONS (Continued)

Property and equipment and accumulated depreciation included $61,867 and $ 7,365 acquired through capital leases as of December 31, 2005. Depreciation expense of $7,365 and $ 0 is included in the total depreciation expense for the years ended December 31, 2005 and 2004. Interest expense under the lease was $5,369 and $0 for the years ended December 31, 2005 and 2004, respectively.

NOTE 8 - CONVERTIBLE NOTE PAYABLE

On June 15, 2005 the Company entered into a Note Purchase Agreement with an accredited investor in which it issued a Convertible Promissory Note in the amount of $50,000. The note bears interest at a rate of 1% per annum and the maturity date is December 15, 2005. The note is convertible into common stock of the Company. On November 8, 2005, in accordance with the terms of the note, the outstanding principal and accrued interest of the note was cancelled and the Company issued to the holder in lieu thereof a secured convertible promissory note in the principal amount of $50,000. The note issued on November 8, 2005 in lieu of the June 15, 2005 note is one of the notes issued on November 8, 2005, as described below.

On November 8, 2005 the Company entered into a Note Purchase Agreement with accredited investors in which it issued Senior Secured Convertible Promissory Notes in the amount of $800,000, including the amount referenced in the preceding paragraph. The notes bears interest at the rate of 9.96% per annum compounded monthly and mature on November 8, 2006. The note is secured by a perfected first priority security interest in all of the assets of the Company except for any assets that were covered by a security interest granted to other lenders that existed before November 8, 2005. The note and any accrued interest may be voluntarily converted by the holder into shares of the Company’s common stock at the conversion price equal to the lesser of (i) 41.46% of the price per share of common stock based on the price per share of equity securities sold by the Company following the closing date in one transaction or a series of related transactions in exchange for an aggregate consideration of at least $2,000,000 (exclusive of any indebtedness of the company) (a “Qualified Offering”) subsequent to the closing, provided that if such offering consists of any securities convertible into common stock, then the initial conversion price shall be 41.46% of the conversion price of such securities (the “Securities Conversion Price”), or (ii) $ 0.68 per share in the event that a qualified offering has not occurred at the time of the conversion, provided that conversion may not occur within the first 60 days following the closing date. If the Company is a party to any consolidation or merger with a publicly traded entity the note and any accrued interest is automatically converted into shares of the Company at a price per share equal to the price as necessary to ensure that the holder receives common stock in the public company at a 33% discount to the offering price of such common stock offered by the public company in conjunction with the merger of the Company.

In connection with the issuance of the Secured Convertible Promissory Notes as described above the Company issued Warrants to Purchase Common Stock of the Company to those same certain investors. The Warrants entitle the Holder to purchase a number of shares of common stock of the Company equal to 50% of the number of shares of Common Stock into which Holder’s Convertible Promissory Note is convertible at the time of exercise of the Warrant, or if the Holder’s Convertible Promissory Note is converted prior to the time of exercise of the Warrant, then 50% of the actual number of shares of Common Stock into which Holder’s Convertible Promissory Note was converted shares of the Common Stock.

NOTE 8 - CONVERTIBLE NOTE PAYABLE (Continued)

The Warrants have a term that ends on November 8, 2015.

The price at which the Warrant may be exercised shall be (i) a price per share equal to the price as is necessary to ensure that the Holder receives stock of the reverse merger company (the “Public Company”) at a price equal to the offering price of such common stock offered by the Public Company in conjunction with the merger with the Company (the "Merger"), or (ii) in the event the Merger has not occurred, 93.9% of the price per share of Common Stock based upon the price per share of equity securities sold by the Company following the Closing Date in one transaction or a series of related transactions in exchange for aggregate consideration of at least $2,000,000 (exclusive of the conversion of any indebtedness of the Company) (a “Qualified Offering”), provided that if such offering consists of securities convertible into Common Stock, then the initial conversion price shall be 93.9% of the conversion price of such securities, or (iii) $1.54 per share in the event that the Merger or a Qualified Offering has not occurred at the time of exercise, provided that exercise under this clause (iii) may not occur within the first 60 days following the Closing Date (the "Exercise Price"); in any case, as such Exercise Price may be adjusted from time to time.

NOTE 9 - RELATED PARTY TRANSACTION

The Company leases an apartment in Las Vegas, Nevada for the primary benefit of the Company’s Chief Executive Officer and majority stockholder from International Equity Partners (IEP). IEP is partially owned by the majority shareholder of the Company. The lease term is for three years beginning May 1, 2005 and terminating May 31, 2008. The rent is $3,750 per month for the term of the lease.

Unionway Int’l, LLC., an entity controlled by Bing Liu, our Chief Software Architect, provides software development services to the Company. During the twelve months ended December 31, 2005, the Company paid $145.500 of software development costs to Unionway Int’l, LLC.

NOTE 10 - COMMITMENTS AND CONTINGINGIES

Operating Leases:

The Company's primary offices are in Los Angeles, CA where it entered into a lease for office space beginning September 1, 2004 and terminating August 31, 2007. The base rent is $10,020 per month for year one, $10,310 per month for year two, and $10,619 for year three.

NOTE 10 - COMMITMENTS AND CONTINGINGIES (Continued)

Previously, the Company had entered into a lease in Los Angeles, California beginning April 15, 2004 and terminating on November 30, 2006 at a rate of $4,825 per month. In July 2005 the Company sub-leased this office space at the rate of $ 3,703 per month for a period of one year beginning November 1, 2005 and terminating on October 31, 2006.

For part of the year ended December 31, 2004 the Company leased space on a month-to-month basis.

As of December 31, 2005, the Company's future minimum lease payments required under the operating leases with initial or remaining terms in excess of one year including the lease with the related party as disclosed in Note 9 above are as follows:

Years Ending December 31,
2006	$223,026
2007	129,953
2008	18,750

Total	371,729

Total rent expense for the years ended December 31, 2005 and 2004 was $225,793 and $85,836, respectively.

Merger Agreement:

In June 2005, the Company signed a term sheet with Calico Capital, LLC (“Calico”), whereby; Calico will assist the Company and a publicly traded company (“Pubco”) to enter into a reverse triangular merger agreement and concurrent private placement of equity shares of the Company. In October 2005, ARC Investment Partners, LLC (ARC) joined Calico as the lead partner in the process.

In November 2005 the Company engaged Wedbush Morgan Securities (WMS) to act as its lead placement agent in connection with the sale of up to $15 million of equity or equity-linked securities on a best efforts basis through a private placement or similar unregistered transaction to institutional investors. The agreement is for a term of six (6) months. Payments to WMS shall consist of a cash retainer fee of $25,000, a private placement fee to be paid in cash upon consummation of the transaction of 7% of the Gross Proceeds of the capital raised by the transaction, placement warrants consisting of five-year stock purchase warrants to be issued upon consummation of the transaction equivalent to 7% of the total shares issued in the transaction with an exercise price equal to 110% of the purchase price of the shares issued in the transaction.

NOTE 11 - SUBSEQUENT EVENTS

On February 15, 2006 and February 22, 2006 the Company entered into Note Purchase Agreements with certain accredited investors in which it issued Secured Convertible Promissory Notes in the amount of $150,000 and $50,000, respectively. The notes are secured by a perfected security interest in all of the assets of the Company except for any assets that were covered by a security interest granted to other lenders that existed before February 15 and February 22, 2007, respectively. The notes bear interest at the rate of 9.96% per annum compounded monthly and mature on February 15, 2007 and February 22, 2007.

NOTE 11 - SUBSEQUENT EVENTS (Continued)

The notes and any accrued interest may be voluntarily converted by the holder into shares of the Company’s common stock at the conversion price equal to the lesser of (i) 41.46% of the price per share of common stock based on the price per share of equity securities sold by the Company following the closing date in one transaction or a series of related transactions in exchange for an aggregate consideration of at least $2,000,000 (exclusive of any indebtedness of the company) (a “Qualified Offering”) subsequent to the closing, provided that if such offering consists of any securities convertible into common stock, then the initial conversion price shall be 41.46% of the conversion price of such securities (the “Securities Conversion Price”), or (ii) $ 0.7089 per share in the event that a qualified offering has not occurred at the time of the conversion, provided that conversion may not occur within the first 60 days following the closing date. If the Company is a party to any consolidation or merger with a publicly traded entity the note and any accrued interest is automatically converted into shares of the Company at a price per share equal to the price as necessary to ensure that the holder receives common stock in the public company at a 33% discount to the offering price of such common stock offered by the public company in conjunction with the merger of the Company.

In connection with the issuance of the Secured Convertible Promissory Notes as described above the Company issued Warrants to Purchase Common Stock of the Company to those same certain investors. The Warrants entitle the Holder to purchase a number of shares of common stock of the Company equal to 50% of the number of shares of Common Stock into which Holder’s Convertible Promissory Note is convertible at the time of exercise of the Warrant, or if the Holder’s Convertible Promissory Note is converted prior to the time of exercise of the Warrant, then 50% of the actual number of shares of Common Stock into which Holder’s Convertible Promissory Note was converted shares of the Common Stock.

The Warrants have a term that ends on February 15, 2016 and February 22, 2016, respectively.

The price at which the Warrant may be exercised shall be (i) a price per share equal to the price as is necessary to ensure that the Holder receives stock of the reverse merger company (the “Public Company”) at a price equal to the offering price of such common stock offered by the Public Company in conjunction with the merger with the Company (the "Merger"), or (ii) in the event the Merger has not occurred, 93.9% of the price per share of Common Stock based upon the price per share of equity securities sold by the Company following the Closing Date in one transaction or a series of related transactions in exchange for aggregate consideration of at least $2,000,000 (exclusive of the conversion of any indebtedness of the Company) (a “Qualified Offering”), provided that if such offering consists of securities convertible into Common Stock, then the initial conversion price shall be 93.9% of the conversion price of such securities, or (iii) $2.4085 per share in the event that the Merger or a Qualified Offering has not occurred at the time of exercise, provided that exercise under this clause (iii) may not occur within the first 60 days following the Closing Date (the "Exercise Price"); in any case, as such Exercise Price may be adjusted from time to time.

Part II

Item 24. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

With regard to a provision authorizing the indemnification of directors or agents in excess of that expressly permitted by Section 317, Section 204 of the California Corporations Code stipulates that (A) such a provision may not eliminate or limit the liability of directors or agents, among other things, (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director or agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or agent, (iii) for any transaction from which a director or agent derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's or agent's duty to the corporation or its shareholders in circumstances in which the director or agent was aware, or should have been aware, in the ordinary course of performing a director’s or agent’s duties, of a risk of serious injury to the corporation or its shareholders, or (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or agent’s duty to the corporation or its shareholders, (B) no such provision shall eliminate or limit the liability of a director or agent for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or agent or that his or her actions, if negligent or improper, have been ratified by the directors.

For purposes of Section 317, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification.

The registrant’s Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent under California law. In addition, it provides that the registrant is authorized to provide indemnification to agents (as defined in Section 317) for breach of duty to the registrant and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204. The registrant’s bylaws provide that its directors and officers shall be indemnified by the registrant to the fullest extent not prohibited by the California Corporations Code. The registrant’s bylaws also allow it to purchase and maintain insurance on behalf of any agent (as defined in Section 317) against any liability asserted against or incurred by the agent in such capacity or arising from the agent’s status as such, whether or not the registrant would have the power to indemnify the agent against such liability under the provisions of Section 317 of the California Corporations Code.

On October 30, 2006, the registrant entered into Indemnification Agreements with Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu and Mr. Barash, who are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”. The agreements require the registrant to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the registration, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on the registrant’s behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant or of any of the registrant’s subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The registrant must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party. The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity. The indemnified parties’ obligations to repay the registrant for any such amounts are unsecured and no interest will be charged thereon. The registrant also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, the registrant’s Articles of Incorporation, its bylaws or by statute. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and the registrant’s obligations under the Indemnification Agreements. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the registrant under them. The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under the registrant’s Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding. If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party the registrant will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought. The registrant not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

•
for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to the registrant or its shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

•
with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if the registrant’s Board of Directors has approved the initiation or bringing of such proceeding or claim; or

•
with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

•
for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the registrant; or

•
for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of the registrant, or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All of obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

These indemnification provisions included in the California Corporation’s Code, the registrant’s Articles of Incorporation and bylaws and the Indemnification Agreements may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 25. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount
SEC registration fee		$650.25
Printing fees	*$	5,000.00
Legal fees	*$	80,000.00
Accounting fees and expenses	*$	40,000.00
Miscellaneous	*$	5,000.00
Total	*$	130,650.25

*Estimates

1.	Item 26. Recent Sales of Unregistered Securities.

During the past three years, the registrant has issued and sold the following unregistered securities. The discussions below take into account the reverse stock split that was effected on October 30, 2006.

In October 2006 the registrant agreed to issue an aggregate of 832,511 shares of common stock to Mr. Bing Liu, its Chief Software Architect.  The shares were issued in consideration of Mr.Liu’s agreement to accept payment of the remaining balance on the Unionway Int’l, LLC promissory note in shares of common stock and for his continued contribution to the development of the registrant’s products and technology. The value of the common stock was $1.00 per share. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 30, 2006 the registrant’s Board of Directors and its majority shareholder approved the CyberDefender Corporation 2006 Equity Incentive Plan and set aside 1,375,000 shares of common stock for awards under this plan. To date, the registrant’s Board has approved stock option awards to 12 employees and 2 consultants for a total of 972,944 shares. The terms of the options vary. The exercise price for the options shares is either $0.85 or $1.00 per share. The registrant relied on Section 701 of the Securities Act of 1933, as amended, to make these issuances.

On or about September 12, 2006, the registrant entered into a Securities Purchase Agreement with 13 accredited investors pursuant to which it sold 10% secured convertible debentures in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of our common stock at $1.00 per share. This aggregate principal amount of $3,243,378 includes the conversion of $580,878 of principal and accrued interest of the registrant’s previously outstanding 8% secured notes, as discussed in the paragraph below. This amount also includes a subscription by the registrant’s attorneys for $62,500 worth of 10% secured convertible debentures and warrants, which was paid for by cancelling $62,500 of indebtedness incurred by the registrant for legal services. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On or about August 18, 2006, the registrant entered into a Note Conversion and Warrant Lock-Up Agreement with the holders of previously outstanding secured convertible promissory notes and outstanding warrants to purchase an aggregate of 877,552 shares of our common stock at an exercise price of $1.01 per share. Pursuant to the Note Conversion and Warrant Lock-Up Agreement, these security holders agreed to convert all $1,262,069.53 of outstanding principal and accrued interest of their secured convertible promissory notes into an aggregate of 1,755,100 shares of our common stock, effective as of September 12, 2006, and they agreed not to sell or transfer any of the 877,552 shares underlying their common stock purchase warrants for a period of one year from the effective date of this Registration Statement. In addition, on or about September 12, 2006, these security holders entered into a Lock-Up Agreement with the registrant pursuant to which they agreed not to sell or transfer during the six month period following the effective date of this Registration Statement any of the 1,755,100 shares that they received upon conversion of their secured convertible promissory notes, and thereafter they may sell or transfer only limited amounts of these shares over a period of eighteen months, after which the transfer restrictions will have expired. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On or about July 27, 2006 the registrant entered into a Securities Purchase Agreement with two accredited investors pursuant to which the registrant sold to each investor an 8% secured note in the principal amount of $250,000, for aggregate gross proceeds of $500,000. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

In January 2005, the registrant entered into an asset purchase agreement with Unionway Int’l, LLC, an entity controlled by the registrant’s director, Mr. Bing Liu. At the closing, the registrant issued a promissory note to Unionway Int’l, LLC for $191,667. At June 30, 2006 the balance outstanding on the promissory note was $83,335. Unionway Int’l, LLC agreed to accept payment of the remaining balance on the note and any accrued but unpaid interest in exchange for 186,347 shares of the registrant’s common stock. The registrant has agreed to issue 186,347 shares of common stock to Mr. Liu for this payment. This issuance will be exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended.

On March 31, 2006, the registrant entered into a Securities Purchase Agreement with accredited investors, pursuant to which the registrant sold Secured Convertible Promissory Notes in the aggregate principal amount of $275,000 and common stock purchase warrants to purchase an aggregate of 126,770 shares of our common stock. On July 27, 2006 the registrant repaid in full one of these notes in the principal amount of $100,000 plus interest. On September 12, 2006, the principal amount and accrued interest of the remaining notes were converted into an aggregate of 253,539 shares of common stock. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On February 15, 2006, the registrant entered into a Securities Purchase Agreement with accredited investors, pursuant to which the registrant sold Secured Convertible Promissory Notes in the aggregate principal amount of $200,000 and common stock purchase warrants to purchase an aggregate of 146,464 shares of our common stock. On September 12, 2006, the principal amount and all accrued interest were converted into an aggregate of 293,607 shares of common stock. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On November 8, 2005, the registrant entered into a Securities Purchase Agreement with accredited investors, pursuant to which the registrant sold Secured Convertible Promissory Notes in the aggregate principal amount of $800,000 and common stock purchase warrants to purchase an aggregate of 603,978 shares of our common stock. On September 12, 2006, the principal amount and all accrued interest were converted into an aggregate of 1,207,954 shares of common stock. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On December 31, 2004 the registrant’s Board of Directors and its majority shareholder approved the Network Dynamics, Inc. 2005 Employee Stock Option Plan and set aside 931,734 shares of common stock for awards under this plan. One option for the purchase of 326,107 shares of common stock has been granted from this plan to Bing Liu, the registrant’s Chief Software Architect and a director. The term of the option is 10 years and the exercise price is $0.0107 per share. The registrant relied on Section 701 of the Securities Act of 1933, as amended, to make this issuance. In March and September 2006, two options for the purchase of 100,937 of common stock were exercised at an exercise price of $0.01 per share.

In May 2004 the registrant closed an offering made to family and friends. The registrant sold a total of 9,317 shares of its common stock at a price of $0.537 per share to two investors. The registrant relied on Section 504 of Regulation D of the Securities Act of 1933, as amended, to make the offering.

On October 30, 2003 the registrant closed an offering made to family and friends. The registrant sold a total of 575,905 shares of its common stock at a price of $0.537 per share to 10 investors. The registrant relied on Section 504 of Regulation D of the Securities Act of 1933, as amended, to make the offering.

On August 29, 2003, the registrant issued 8,622,148 shares of common stock to Gary Guseinov and 749,752 shares of common stock to Igor Barash in exchange for cash consideration of $8,622.15 and $749.75, respectively. These were founders’ shares. In connection with the purchase of these securities, the purchasers occupied a status that afforded them effective access to the information registration would otherwise provide. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 27. Exhibits.

3.1	Articles of incorporation of the registrant, as amended
3.2	Bylaws of the registrant, as amended
5.1	Opinion of Richardson & Patel LLP*
10.1	2005 Stock Incentive Plan*
10.2	Amended and Restated 2006 Equity Incentive Plan
10.3	Securities purchase agreement between registrant and each purchaser identified on the signature pages thereof dated as of September 12, 2006*
10.4	Employment agreement between the registrant and Gary Guseinov dated August 31, 2006.*

10.5	Employment agreement between the registrant and Igor Barash dated September 1, 2003*
10.6	Employment agreement between the registrant and Bing Liu dated January 3, 2005.*
10.7	Form of 8% Secured Note dated July 27, 2006.
10.8	Form of Securities Purchase Agreement dated September 12, 2006.
10.9	Form of 10% Secured Convertible Debenture dated September 12, 2006.
10.10	Form of Registration Rights Agreement dated September 12, 2006.
10.11	Form of Warrant dated September 12, 2006.
10.12	Form of Security Agreement dated September 12, 2006.
10.13	Form of Subsidiary Guarantee dated September 12, 2006.
10.14	Form of Escrow Agreement dated September 12, 2006.
10.15	Form of Lock Up Agreement dated September 12, 2006.
10.16	Office Lease between Maram Holdings LLC, a California limited liability Company as Landlord and Network Dynamics Corp., a California corporation as Tenant dated July 28, 2004.*
10.17	Standard Sublease dated March 26, 2004 between Networks Dynamics Corp. and The Paladin Companies, Inc. for the real property located at 12121 Wilshire Boulevard, Suite 305, Los Angeles, California.*
10.18
Residential Lease Agreement - Nevada dated April 31, 2005 between Network Dynamics Corporation and International Equity Partners for the real property located at 2747 Paradise Road, Unit 1502, Las Vegas, Nevada.*

10.19	Asset Purchase Agreement dated January 3, 2005 between Unionway International, LLC and Network Dynamics, Inc.*
10.20	Monthly Installment Note in the amount of $191,666.59 made by Network Dynamics, Inc. in favor of Unionway International, LLC.*
10.21	Irrevocable Bill of Sale, Assignment and Conveyance dated January 3, 2005 between Network Dynamics, Inc. and Unionway International, LLC*
10.22	Employment Agreement between the registrant and Riggs Eckelberry dated November 1, 2005.*
10.23	Form of Indemnification Agreement entered into between the registrant and Gary Guseinov, Riggs Eckelberry, Ivan Ivankovich, Bing Liu and Igor Barash
10.24	Engagement letter between the registrant and Oceana Partners LLC
10.25	Agreement date July 11, 2006 between the registrant and ARC Investment Partners, LLC
10.26	Independent Contractor Agreement dated September 1, 2006 between the registrant and Ivan Ivankovich
10.27	Amendment dated October 15, 2006 to Independent Contractor Agreement dated September 1, 2006 between registrant and Ivan Ivankovich
10.28	Agreement to Defer Piggyback Registration Rights dated September 12, 2006
10.29	Form of Note Conversion and Warrant Lock-Up Agreement
10.30	Amendment to Registration Rights Agreement dated October 11, 2006 between the registrant and the purchasers of the registrant’s 10% secured convertible debentures
23.1	Consent of AJ. Robbins, PC
23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)
________________________________________
* To be filed by amendment.

ITEM 28. Undertakings.

The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	Include any additional or changed material information on the plan of distribution.

2.     For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4.     For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on November _____, 2006.

CYBERDEFENDER CORPORATION

By:  ______________________________________
Gary Guseinov
Chief Executive Officer

Pursuant to the requirements of the securities act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

	Chief Executive Officer and Chairman	November ___, 2006
Gary Guseinov	of the Board (Principal Executive Officer)

	Chief Financial Officer (Principal	November ___, 2006
Ivan Ivankovich	Financial and Accounting Officer)

	Chief Information Officer, Director	November ___, 2006
Igor Barash

	Director	November ___, 2006
Bing Liu